SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: May 26, 2005

                         Corgenix Medical Corporation
            (Exact Name of registrant as specified in its charter)

         Nevada                  000-24541                  93-1223466
     (State or other       (Commission File Number)       (I.R.S. Employer
      jurisdiction                                     Identification No.)
    of incorporation)     (

                               12061 Tejon Street
                           Westminster, Colorado 80234
          (Address, including zip code, of principal executive offices)

                                (303) 457-4345 (Registrant's telephone number
             including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
- Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

Corgenix Medical Corporation (the "Company") entered into agreements on May 19, 2005, for a private placement financing with certain institutional and other accredited investors, including Truk International Fund, LP, Truk Opportunity Fund, LLC and DCOFI Master LDC, representing potential gross proceeds to the Company of up to $5,135,000.

The private placement includes $3,420,000 in aggregate principal amount of Secured Convertible Term Notes due 2008, of which $2,420,000 was funded at closing. The remaining $1,000,000 is issuable by the Company upon the satisfaction of certain conditions contained in the transaction agreements. Of the amount funded at closing, $250,000 is held in a restricted cash account. However, that amount will be released if the Company's common stock trades a minimum daily value of $25,000 at an average closing price per share of $0.40 or greater for 22 consecutive trading days. The transaction also provides for up to $1,500,000 in subsequent debt funding through an additional investment right exercisable by the investors, in their sole discretion, for up to 270 days following the closing. Warrants to acquire approximately 7,700,000 shares of the Company's common stock and 860,000 shares of restricted common stock, at $0.25 per share, were also issued to the investors.

The interest rate on the Secured Convertible Term Notes is the greater of (i) prime rate plus 3% or (ii) 12%, except for the portion of the note proceeds that is held in the restricted cash account, which amount accrues interest at the prime rate. However, (i) if the Company has registered the shares of common stock underlying the term notes and the warrants, and that registration is declared effective, and (ii) the market price of the common stock for the five consecutive trading days preceding the last business day of each month exceeds the conversion price (as adjusted) by 25%, then the interest rate for the next calendar month is reduced by 25 basis points for each incremental 25% increase in the market price above the fixed conversion price.

The principal amount of each Secured Convertible Term Note is divided into three categories - Amortizing Principal Amount, Non-Restricted Non-Amortizing Principal Amount, and Restricted Non-Amortizing Principal Amount. Amortizing payments of the Amortizing Principal Amount begin on November 1, 2005 and such payments are due on the first day of each month thereafter until the principal amount is paid in full. The Non-Amortizing Principal Amount and the Restricted Non-Amortizing Principal Amount, together with any unpaid Amortizing Principal Amount and accrued but unpaid interest or fees, are due on the May 19, 2008 (the maturity date), unless sooner paid. Interest payments on all three amounts begin June 1, 2005, and such interest payments are due on the first day of each subsequent month until the principal amount is paid in full.

The Secured Convertible Term Notes may be prepaid, but any prepayment must be 125% of the portion of the principal amount to be prepaid, together with accrued but unpaid interest thereon and any other sums due. The holders of the Secured Convertible Term Notes may accelerate all sums of principal, interest and other fees then remaining unpaid upon the occurrence of an event of default (as defined in the form of Secured Convertible Term Note attached as Exhibit 4.1) beyond any applicable grace period. In the event of such acceleration, the amount due and owing the holder shall be 125% of the outstanding principal amount (plus accrued and unpaid interest and fees, if any). As part of the financing terms, a blanket lien now covers all of the Company's assets.

The number of shares of common stock to be issued upon conversion of a Secured Convertible Term Note is determined by dividing that portion of the principal amount, interest and fees to be converted by the then applicable conversion price, which is initially set at $0.30. The conversion price may be adjusted to account for certain events, such as stock splits, combinations, dividends and share issuances below the then current conversion price.

The conversion right as contained in the Secured Convertible Term Notes provide that a holder will not convert an amount of a note that would be convertible into shares of common stock to the extent that the number of shares held by the holder, when added to the number of shares of common stock beneficially owned by such holder or issuable if the holder exercised one or more of its warrants immediately prior to conversion, would exceed 4.99% of the Company's issued and outstanding common stock.

The Company also issued warrants to acquire approximately 7,700,000 shares of the Company's common stock. The warrants are exercisable for seven years from the date of issuance at an exercise price of $0.25 per share. The exercise price is also subject to adjustment upon the occurrence of certain specified events, including issuance of additional shares of common stock or subdivision or combining of shares of common stock.

The transaction also included a Registration Rights Agreement in which the Company has agreed to file a registration statement on Form SB-2 covering the shares of common stock issuable upon the exercise of the warrants or the conversion of the Secured Convertible Term Notes. If the registration statement is declared effective or is otherwise ineffective or incomplete on the time schedule cited in the Registration Rights Agreement, the Company shall pay the holders of the Secured Convertible Term Notes or warrants liquidated damages in the amount of 1.5% on the original principal amount of Secured Convertible Term Notes for each 30-day period that elapses until the registration statement is declared effective.

Certain officers, directors and significant shareholders entered into Lockup Agreements whereby they agreed not to sell, offer, contract or grant any option to sell, pledge, transfer, establish an open "put equivalent position" or otherwise dispose of their shares of the Company's common stock, or any securities exchangeable or convertible into common stock, for a period of six months from the effective date of the initial registration statement covering shares of Common Stock which may be acquired by the investors in connection with the transaction.

With the funding described above, the Company has refinanced approximately $970,000 of existing debt, including loans from Vectra Bank, and Genesis Bioventures, Inc., and plans to use the balance of the net proceeds, after transaction fees and expenses, for key strategic initiatives, working capital and other general corporate purposes.

The foregoing is a summary of the terms of the Securities Purchase Agreement, the Secured Convertible Term Note, the Common Stock Purchase Warrant, the Registration Rights Agreement, the Restricted Account Agreement and the Lockup Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement, copies of which are attached hereto as Exhibits 4.1, 4.2 and 10.1 through 10.8 and incorporated herein by reference. A press release announcing the transaction is attached as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, incorporated herein by reference.

ITEM 3.02  Unregistered Sales of Equity Securities

See Item 1.01 above, incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

a) Not applicable

b) Not applicable

c) Exhibits:
           4.1 Form of Secured Convertible Term Note 4.2 Form of Common Stock Purchase Warrant 10.1 Form of Securities Purchase Agreement 10.2 Form of Term Note Security Agreement 10.3 Form of Registration Rights Agreement 10.4 Form of Restricted Account Agreement 10.5 Form of Restricted Account Side Letter 10.6 Form of Stock Pledge Agreement
           10.7 Form of Lockup Letter 10.8 Form of Subsidiary Guaranty 99.1 Press Release

Safe Harbor Statement

Statements in this report that are not strictly historical facts are "forward looking" statements (identified by the words "believe", "estimate", "project", "expect" or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, bus are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The statements in this report are made as of today, based upon information currently known to management, and the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CORGENIX MEDICAL CORPORATION



Date:  May 26, 2005                    By: /s/ Douglass T. Simpson
                                       ---------------------------
Douglass T. Simpson
                                       President and Chief Executive
                                       Officer


                               EXHIBIT INDEX

Exhibit No.                    Description

           4.1 Form of Secured Convertible Term Note 4.2 Form of Common Stock Purchase Warrant 10.1 Form of Securities Purchase Agreement 10.2 Form of Term Note Security Agreement 10.3 Form of Registration Rights Agreement 10.4 Form of Restricted Account Agreement 10.5 Form of Restricted Account Side Letter 10.6 Form of Stock Pledge Agreement
           10.7 Form of Lockup Letter 10.8 Form of Subsidiary Guaranty 99.1 Press Release

Exhibit No. 4.1

THIS TERM NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS TERM NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS TERM NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS TERM NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS TERM NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CORGENIX MEDICAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

               FORM OF SECURED CONVERTIBLE TERM NOTE


      FOR VALUE RECEIVED, CORGENIX MEDICAL CORPORATION, a Nevada corporation (the "Borrower"), hereby promises to pay to [HOLDERS] (the "Holders") or their registered assigns or successors in interest, or order, the sum of [NUMBER], together with any accrued and unpaid interest thereon, on May 19, 2008 (the "Maturity Date") if not sooner paid. [NUMBER] of the original principal amount of this Secured Convertible Term Note (this "Term Note") is subject to amortizing payments pursuant to Section 1.2 hereof and is hereinafter referred to as the "Amortizing Principal Amount." [NUMBER] of the remaining original principal amount of this Term Note is non-amortizing and is hereinafter referred to as the "Non-Restricted Non-Amortizing Principal Amount" and the remaining [NUMBER] of the original principal amount of this Term Note that is contained in the Restricted Account (as defined in the Restricted Account Agreement referred to in the Purchase Agreement (as hereinafter defined)) is non amortizing and is hereinafter referred to as the "Restricted Non-Amortizing Principal Amount."

      Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower, the Holders, and [OTHER PURCHASER] (the "Purchase Agreement").

      On the date hereof, the Borrower is issuing to DC pursuant to the Purchase Agreement an identical secured convertible term note in the original principal amount of [NUMBER] of which will also be placed in the Restricted Account.

      The following terms shall apply to this Term Note:

ARTICLE I
                             INTEREST & AMORTIZATION

1.1 (a) Interest Rate. Subject to Sections 1.1(b), 4.12 and 5.6 hereof, interest payable on this Term Note shall accrue (i) for the Amortizing Principal Amount and Non-Restricted Non-Amortizing Principal Amount at a rate per annum (the "Interest Rate") equal to the greater of (x) the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus three percent (3%), or (y) twelve percent (12%) and (ii) for the Restricted Non-Amortizing Principal Amount, the Prime Rate. The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Interest shall accrue from the date hereof and shall be calculated on the basis of a 360 day year. Interest on the Amortizing Principal Amount, the Non-Restricted Non-Amortizing Principal Amount and the Restricted Non-Amortizing Principal Amount shall be payable monthly, in arrears, commencing on June 1, 2005 and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

(b) Interest Rate Adjustment. The Interest Rate shall be subject to adjustment on the last business day of each month hereafter until the Maturity Date (each a "Determination Date"). If on any Determination Date (i) the Borrower shall have registered under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock underlying each of the conversion of this Term Note and the exercise of the Warrant on a registration statement declared effective by the Securities and Exchange Commission (the "SEC"), and (ii) the market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 25 basis points (25 b.p.) (0.25%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained herein), in no event shall the Interest Rate be less than zero percent (0%).

1.2 Minimum Monthly Principal Payments. Amortizing payments of the Amortizing Principal Amount shall begin on November 1, 2005 and shall recur on each succeeding Repayment Date thereafter until the Amortizing Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article III below, on each Repayment Date, the Borrower shall make payments to the Holders in the amount of $________ (the "Monthly Principal Amount"), together with any accrued and unpaid interest then due on the Amortizing Principal Amount, the Non-Restricted Non-Amortizing Principal Amount and the Restricted Non-Amortizing Principal Amount plus any and all other amounts which are then owing under this Term Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the "Monthly Amount"); provided that, following a release of an amount of funds from the Restricted Account (as defined in the Restricted Account Agreement) pursuant to the Release as defined in the Restricted Account Side Letter (the "Release Amount") each Monthly Principal Amount due on any Repayment Date following any such release shall be increased by an amount equal to (x) the Release Amount divided by (y) the sum of (I) the number of Repayment Dates remaining until the Maturity Date plus (II) one (1). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

ARTICLE II
                              CONVERSION REPAYMENT

2.1 Payment of Monthly Amount in Cash or Common Stock. If the Monthly Amount (or a portion of such Monthly Amount if such portion of the Monthly Amount would have been converted into shares of Common Stock but for Section 3.2) is required to be paid in cash pursuant to Section 2.1(b), then the Borrower shall pay the Holders an amount equal to 110% of the Monthly Amount due and owing to the Holders on the Repayment Date in cash. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Borrower to the Holders on such Repayment Date (in respect of such portion of the Monthly Amount converted into shares of Common Stock pursuant to
Section 2.1(b)), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "Fixed Conversion Price" means $0.30.

(b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.2 and
3.2 hereof, the Holders shall convert into shares of Common Stock all or a portion of the Monthly Amount due on each Repayment Date according to the following guidelines (collectively, the "Conversion Criteria"): (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) consecutive trading days immediately preceding such Repayment Date shall be greater than or equal to 115% of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) trading day period immediately preceding the applicable Repayment Date. If the Conversion Criteria are not met, the Holder shall convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that the Holders have not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria, shall be paid by the Borrower in cash at the rate of 110% of the Monthly Amount otherwise due on such Repayment Date, within three (3) business days of the applicable Repayment Date.

(c) Application of Conversion Amounts. Any amounts converted by the Holders pursuant to Section 2.1(b) shall be deemed to constitute payments of, or applied against, (i) first, outstanding fees, (ii) second, accrued interest on the Amortizing Principal Amount, (iii) third, accrued interest on the Non-Restricted and Restricted Non-Amortizing Principal Amount and (iv) fourth, the Amortizing Principal Amount.

2.2 No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be converted into Common Stock unless (a) either
(i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144(k) of the Securities Act, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holders in whole or in part at the Holders' option.

2.3 Optional Redemption of Amortizing Principal Amount. The Borrower will have the option of prepaying the outstanding Amortizing Principal Amount ("Optional Amortizing Redemption"), in whole or in part, by paying to the Holders a sum of money equal to one hundred twenty five percent (125%) of the portion of the Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holders arising under this Term Note, the Purchase Agreement or any Related Agreement (the "Amortizing Redemption Amount") on the Amortizing Redemption Payment Date (as defined below). The Borrower shall deliver to the Holders a notice of redemption (the "Notice of Amortizing Redemption") specifying the date for such Optional Amortizing Redemption (the "Amortizing Redemption Payment Date"), which date shall be not less than ten (10) business days after the date of the Notice of Amortizing Redemption (the "Redemption Period"). A Notice of Amortizing Redemption shall not be effective with respect to any portion of the Amortizing Principal Amount for which the Holders have a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holders pursuant to Section 3.1 during the Redemption Period. The Amortizing Redemption Amount shall be determined as if such Holders' conversion elections had been completed immediately prior to the date of the Notice of Amortizing Redemption. On the Amortizing Redemption Payment Date, the Amortizing Redemption Amount shall be paid in good funds to the Holders. In the event the Borrower fails to pay the Amortizing Redemption Amount on the Amortizing Redemption Payment Date as set forth herein, then such Notice of Amortizing Redemption will be null and void.

2.4 Optional Redemption of Non-Restricted or Restricted Non-Amortizing Principal Amount. The Borrower will have the option of repaying the outstanding Non-Restricted or Restricted Non-Amortizing Principal Amount ("Optional Non-Amortizing Redemption"), in whole or in part, by paying the Holders a sum of money equal to one hundred twenty percent (125%) of the portion of the Non-Restricted or Restricted Non-Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon (the "Non-Amortizing Redemption Amount") on the Non-Amortizing Redemption Date (as defined below). The Borrower shall deliver to the Holders a written notice of redemption (the "Notice of Non-Amortizing Redemption") specifying the date for such Optional Non-Amortizing Redemption (the "Non-Amortizing Redemption Date"), which date shall be not less than ten (10) business days after the date of the Notice of Non-Amortizing Redemption (the "Non-Amortizing Redemption Period"). A Notice of Non-Amortizing Redemption shall not be effective with respect to any portion of the Non-Restricted or Restricted Non-Amortizing Principal Amount for which the Holders have a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holders pursuant to Section 3.1 during the Non-Amortizing Redemption Period. The Non-Amortizing Redemption Amount shall be determined as if the Holders' conversion elections had been completed immediately prior to the date of the Notice of Non-Amortizing Redemption. On the Non-Amortizing Redemption Date, the Non-Amortizing Redemption Amount shall (i) in the case of a redemption of the Non-Restricted Non-Amortizing Principal Amount, be paid in good funds to the Holders and, (ii) in the case of a redemption of the Restricted Non-Amortizing Principal Amount, by (x) furnishing the Holders written direction to notify the bank holding the Restricted Account to release from the Restricted Account and deliver to the Holders a sum of money equal to the Non-Amortizing Redemption Amount and (y) if the amount on deposit in the Restricted Account is less than the Non-Amortizing Redemption Amount, by furnishing the Holders written direction to notify the bank holding the Restricted Account to release all amounts on deposit in the Restricted Account to the Holders and delivering to the Holders good funds in an amount equal to the balance of the Non-Amortizing Redemption Amount.

ARTICLE III
                                CONVERSION RIGHTS

3.1 Holders' Conversion Rights. Subject to Section 2.2, the Holders shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Term Note, together with interest and fees due hereon, into shares of Common Stock, subject to the terms and conditions set forth in this Article III. The Holders may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section
3.3. The shares of Common Stock to be issued upon such conversion are herein referred to as the "Conversion Shares."

3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holders shall not be entitled to convert pursuant to the terms of this Term Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between 4.99% of the issued and outstanding shares of Common Stock and the number of shares of Common Stock beneficially owned by such Holders or issuable upon exercise of Warrants held by such Holders. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holders may void the Conversion Share limitation described in this Section 3.2 upon 75 days prior notice to the Borrower or without any notice requirement upon an Event of Default.

3.3 Mechanics of Holders' Conversion. (a) In the event that the Holders elects to convert any amounts outstanding under this Term Note into Common Stock, the Holders shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holders shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "Conversion Date". A form of Notice of Conversion to be employed by the Holders is annexed hereto as Exhibit A.

(b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower's transfer agent, within one (1) business day of the date of the delivery to the Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holders by crediting the account of the Holders' designated broker with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holders shall be treated for all purposes as the record holders of such shares of Common Stock, unless the Holders provides the Borrower written instructions to the contrary.

3.4 Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holders. As compensation to the Holders for such loss, the Borrower agrees to pay late payments to the Holders for late issuance of such shares in the form required pursuant to this
Article III upon conversion of the Note, in the amount equal to $250 per business day after the Delivery Date. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

3.5   Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon each conversion of this Term Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding obligations under this Term Note in part pursuant to this
           Article III, such conversions shall be deemed to constitute conversions (i) first, of the Monthly Amount for the current calendar month, (ii) then of the accrued interest on the Non-Restricted and Restricted Non-Amortizing Principal Amount, (iii) then of outstanding Amortizing Principal Amount, by applying the conversion amount to Monthly Principal Amounts for the remaining Repayment Dates in chronological order and (iv) then, of outstanding Non-Restricted and Restricted Non-Amortizing Principal Amount.

(b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion are subject to adjustment from time to time upon the occurrence of certain events, as follows:

A.         Stock Splits, Combinations and Dividends. If the shares of
      ------------------------------------------
           Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

B.    During the period the conversion  right exists,  the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Term Note. The Borrower represents that upon issuance and receipt of adequate consideration, such shares will be duly authorized and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Term Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Term Note.

C.         Share Issuances. Subject to the provisions of this Section
      ----------------
           3.5, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holders (except (i) pursuant to Subsections A or B above;
           (ii) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to the Holders in writing or in the Borrower's Exchange Act filings (iii) for the sale of the shares of Common Stock listed on Schedule A hereto; and (iv) pursuant to options that are issuable as of the date hereof under any employee incentive stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price at the time of issuance of such securities. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

D. Reclassification, etc. If the Borrower at any time shall,
      ----------------------
           by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Term Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

3.6 Issuance of Replacement Note. Upon any partial conversion of this Term Note, a replacement Note containing the same date and provisions of this Term Note shall, at the written request of the Holders, be issued by the Borrower to the Holders for the outstanding Principal Amount of this Term Note and accrued interest which shall not have been converted or paid. Subject to the provisions of Article IV, the Borrower will pay no costs, fees or any other consideration to the Holders for the production and issuance of a replacement Note.

ARTICLE IV
                                EVENTS OF DEFAULT

      Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holders may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holders shall be 125% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "Default Payment"). The Default Payment shall be applied first to any fees due and payable to the Holders pursuant to this Term Note, the Purchase Agreement or the Related Agreements, then to accrued and unpaid interest due on the Note and then to the outstanding principal balance of the Note.

      The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an "Event of Default":

4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay when due any amount due under any other promissory note issued by the Borrower, and in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

4.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Term Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, in any such case, such breach, if subject to cure, continues for a period of fifteen
(15) days after the occurrence thereof.

4.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Term Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

4.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries and not stayed within 30 days.

4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The "Principal Market" for the Common Stock shall include the OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.8 Failure to Deliver Common Stock or Replacement Note. The Borrower shall fail
(i) to timely deliver Common Stock to the Holders pursuant to and in the form required by this Term Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within two (2) business days or (ii) to deliver a replacement Note to the Holders within seven
(7) business days following the required date of such issuance pursuant to this Term Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

4.9 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in the Purchase Agreement or any Related Agreement) or any event of default (or similar term) under any other indebtedness.

4.10 Change in Control. Any "Person" (as defined in Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), not including Dr. Luis R. Lopez or the Purchasers shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the total voting power attached to all outstanding equity securities of the Borrower.

                           DEFAULT RELATED PROVISIONS


4.11 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, the Borrower shall pay additional interest on this Term
Note in an amount equal to two percent (2%) per month (twenty-four percent (24%) per annum), and all outstanding obligations under this Term Note, including unpaid interest, shall continue to accrue such additional interest from the date of such Event of Default until the date such Event of Default is cured or waived.

4.12 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Term Note is paid in full.

4.13  Cumulative  Remedies.  The  remedies  under  this  Term  Note
      --------------------
shall be cumulative.

ARTICLE V
                                  MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holders hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holders at the address provided in the Purchase Agreement for such Holders, or at such other address as the Borrower or the Holders may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

5.3 Amendment Provision. The term "Term Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.6 hereof, as it may be amended or supplemented.

5.4 Assignability. This Term Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holders and their successors and assigns, and may be assigned by the Holders in accordance with the requirements of the Purchase Agreement. This Term Note shall not be assigned by the Borrower without the consent of the Holders.

5.5 Governing Law. This Term Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both the Borrower and the Holders agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Term Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Term Note. Nothing contained herein shall be deemed or operate to preclude the Holders from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to the Holders, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of the Holders.

5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holders and thus refunded to the Borrower.

5.7 Security Interest and Guarantee. The Holders have been granted a security interest (i) in certain assets of the Borrower and its Subsidiaries as more fully described in the Term Note Security Agreement dated as of the date hereof and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Borrower under this Term Note are guaranteed by certain Subsidiaries and a shareholder of the Borrower pursuant to the Subsidiary Guaranty and Guaranty dated as of the date hereof, respectively.

5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Term Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Term Note to favor any party against the other.

5.9 Cost of Collection. If default is made in the payment of this Term Note, the Borrower shall pay to the Holders reasonable costs of collection, including reasonable attorney's fees.

      IN WITNESS WHEREOF, the Borrower has caused this Term Note to be signed in its name effective as of this 19th day of May, 2005.

                                     CORGENIX MEDICAL CORPORATION
                                     --------------------------------
                                     Name:
                                     Title:
WITNESS:


-------------------------------

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION


       (To be executed by the Holders in order to convert all or part of the Note into Common Stock

[Name and Address of Holders]


The Undersigned hereby converts $_________ of the principal and $_____________ of the interest due on [specify applicable Repayment Date] under the Convertible Term Note issued by CORGENIX MEDICAL CORPORATION dated May __, 2005 by delivery of Shares of Common Stock of CORGENIX MEDICAL CORPORATION on and subject to the conditions set forth in Article III of such Note.


1.    Date of Conversion       _______________________

2.    Shares To Be Delivered:  _______________________


                                      By:
                                             -------------------------
                                      Name:
                                      By:
                                             -------------------------
                                      Title

                                   SCHEDULE A

[List of shares of common stock to be purchased by Ascendiant, Burnham and [Heidke Funds] on the Closing Date.]





 Exhibit 4.2



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CORGENIX MEDICAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         Right to Purchase [NUMBER] of the Common Stock of CORGENIX MEDICAL CORPORATION
            (subject to adjustment as provided herein)

               FORM OF COMMON STOCK PURCHASE WARRANT

No. _________________                     Issue Date:  May 19, 2005

      CORGENIX MEDICAL CORPORATION a corporation organized under the laws of the State of Nevada (Corgenix), hereby certifies that, for value received, [HOLDER], or assigns (the Holder), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business on May 19, 2012 (the Expiration Date), up to [NUMBER] fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                (a) The term Company shall include Corgenix and any corporation which shall succeed, or assume the obligations of, Corgenix hereunder.

                (b) The term Common Stock includes (i) the Companys Common Stock, par value $0.001 per share; and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                (c) The term Other Securities refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section4 or otherwise.

           (d) The Exercise Price applicable under this Warrant shall be a price per share of Common Stock of the lower of (i) $0.23 or (ii) the closing bid price on the last trading day prior to the Closing.

1. Exercise of Warrant.

1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the Exercise Notice), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2 Fair Market Value. For purposes hereof, the Fair Market Value of a share of Common Stock as of a particular date (the Determination Date) shall mean:

(a) If the Company's Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc. (Nasdaq), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b) If the Company's Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the OTC Bulletin Board or is listed on the pink sheets, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen by the Holder and the Company from a panel of persons qualified by education and training to pass on the matter to be decided.

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.3 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section1.

2. Procedure for Exercise.

2.1 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section1 or otherwise.

2.2 Exercise. (a) Payment may be made either (i) in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of the Warrant in accordance with Section(b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

           X=Y  (A-B)
                  A



Where X =      the  number of shares of Common  Stock to be issued to
               the Holder
Y              = the number of shares of Common Stock purchasable under the
               Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
A              = the Fair Market Value of one share of the Company's Common
               Stock (at the date of such calculation)
B =            Exercise  Price  (as  adjusted  to the  date  of  such
               calculation)
3. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1 Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder of the Warrant.

3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable) receivable by the Holders of the Warrant will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

(b) Share Issuances. Subject to the provisions of this Section 3.3, if the Company shall at any time prior to the exercise in full of this Warrant issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to subsection 4(a) above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing or in the Company's Exchange Act Filings; (iii) for the sale of the shares of Common Stock listed on Schedule A to the Secured Convertible Term Notes; or (iv) pursuant to options that may be issued as of the date hereof under any employee incentive stock option adopted by the Company) for a consideration per share (the Offer Price) less than any Exercise Price in effect at the time of such issuance, then such Exercise Price shall be immediately reset to such lower Exercise Price pursuant to the formula below. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the applicable Exercise Price at the time of issuance of such securities.

      If the Company issues any additional shares in the manner referred to above in this subsection 4(b) then, and thereafter successively upon each such issue, each Exercise Price shall be adjusted by multiplying the each then applicable Exercise Price by the following fraction:

                           _____(A x C) + (B x D)_____
                                   (A + B) x C

A              = Total number of shares outstanding or deemed to be outstanding immediately prior to such issuance.
B              = Number of shares issued (or deemed to have been issued).
C              = Exercise Price in effect immediately prior to such issuance.
D              = Consideration received by the Company upon such issuance.
5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6. Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a Transferor) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the Transferor Endorsement Form) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a Transferee), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Holder dated as of even date of this Warrant.

10. Maximum Exercise. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to exercise this Warrant for, or be required to receive pursuant to the terms of this Warrant, that number of shares of Common Stock which, when added to the number of shares of Common Stock otherwise beneficially owned by such Holder including those issuable upon conversion of notes held by such Holder would exceed 4.99% of the outstanding shares of Common Stock of the Company at the time of exercise. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The conversion limitation described in this Section 3.2 shall automatically become null and void without any notice to the Company upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to the Company.

11. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Notices, Etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York. The Company agrees to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

            [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                     SIGNATURE PAGE FOLLOWS.]

           IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                    CORGENIX MEDICAL CORPORATION
WITNESS:                            By:
                                    Name:
                                    Title:
--------------------------------

                                       A-1
                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (To Be Signed Only On Exercise Of Warrant)

TO:   Corgenix Medical Corporation

Attention: Chief Financial Officer

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

________ ________ shares of the Common Stock covered by such Warrant; or
________ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in
              Section 2.
      The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

________      $__________  in  lawful  money of the  United  States;
              and/or
________      the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a
              Fair Market Value of $_______ per share for purposes of this calculation); and/or
________      the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section
              2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section2.
      The  undersigned  requests  that  the  certificates  for such
shares   be   issued   in   the   name   of,   and   delivered   to
______________________________________________   whose  address  is
---------------------------------------------------------------------------.

      The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the Securities Act) or pursuant to an exemption from registration under the Securities Act.


                                    ----------------------------------
Dated:                              (Signature must conform to name
                                    of holder as specified on the
                                    face of the Warrant)
                                   Address:

                                       B-1
                                    EXHIBIT B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To Be Signed Only On Transfer Of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading Transferees the right represented by the within Warrant to purchase the number of shares of Common Stock of Corgenix Medical Corporation into which the within Warrant relates specified under the heading Number Transferred opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Corgenix Medical Corporation with full power of substitution in the premises.

                                                                          Number
Transferees                 Address                     Transferred

---------------------------------------------------------------------
---------------------------------------------------------------------

---------------------------------------------------------------------
---------------------------------------------------------------------

---------------------------------------------------------------------
---------------------------------------------------------------------

---------------------------------------------------------------------
---------------------------------------------------------------------

---------------------------------------------------------------------


Dated:
                                    (Signature  must  conform to name
                                    of  holder  as  specified  on the
                                    face of the Warrant)

                                    Address:

                                    SIGNED IN THE PRESENCE OF:
                                    ----------------------------------
                                    ----------------------------------
                                                 (Name)
ACCEPTED AND AGREED:
[TRANSFEREE]

------------------------------------
------------------------------------
              (Name)




Exhibit 10.1












                   CORGENIX MEDICAL CORPORATION
               FORM OF SECURITIES PURCHASE AGREEMENT
                                  MAY 19, 2005

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


                                      -iv-

                                TABLE OF CONTENTS

                                                                            Page


                                       -i-

1.    Agreement to Sell and Purchase..............................1

2.    Fees and Warrants...........................................5

3.    Closing, Delivery, Payment and Certain Conditions...........6

      3.1  Closing................................................6

      3.2  Delivery...............................................6

      3.3  Conversion and Lockup..................................6

      3.4  Guaranty Requirement...................................6

      3.5  Investment Rights......................................6

4.    Representations and Warranties of the Company...............6

      4.1  Organization, Good Standing and Qualification..........6

      4.2  Subsidiaries...........................................7

      4.3  Capitalization; Voting Rights..........................7

      4.4  Authorization; Binding Obligations.....................8

      4.5  Liabilities............................................9

      4.6  Agreements; Action.....................................9

      4.7  Obligations to Related Parties.........................9

      4.8  Changes...............................................10

      4.9  Title to Properties and Assets; Liens, Etc............11

      4.10 Intellectual Property.................................12

      4.11 Compliance with Other Instruments.....................12

      4.12 Litigation............................................12

      4.13 Tax Returns and Payments..............................13

      4.14 Employees.............................................13

      4.15 Registration Rights and Voting Rights.................14

      4.16 Compliance with Laws; Permits.........................14

      4.17 Environmental and Safety Laws.........................14

      4.18 Valid Offering........................................14

      4.19 Full Disclosure.......................................15

      4.20 Insurance.............................................15

      4.21 SEC Reports...........................................15

      4.22 Listing...............................................15

      4.23 No Integrated Offering................................15

      4.24 Stop Transfer.........................................16

      4.25 Dilution..............................................16

      4.26 Patriot Act...........................................16

5.    Representations and Warranties of the Purchaser............16

      5.1  No Shorting...........................................16

      5.2  Organization, Good Standing and Qualification.........17

      5.3  Requisite Power and Authority.........................17

      5.4  Investment Representations............................18

      5.5  The Purchasers Bear Economic Risk.....................18

      5.6  Acquisition for Own Account...........................18

      5.7  The Purchasers Can Protect Their Interest.............18

      5.8  Accredited Investor...................................18

      5.9  Legends...............................................18

6.    Covenants of the Company...................................19

      6.1  Stop-Orders...........................................19

      6.2  Listing...............................................20

      6.3  Market Regulations....................................20

      6.4  Reporting Requirements................................20

      6.5  Use of Funds..........................................20

      6.6  Access to Facilities..................................20

      6.7  Taxes.................................................21

      6.8  Insurance.............................................21

      6.9  Intellectual Property.................................22

      6.10 Properties............................................22

      6.11 Confidentiality.......................................22

      6.12 Required Approvals....................................22

      6.13 Repayment of Indebtedness.............................23

      6.14 Reissuance of Securities..............................24

      6.15 Opinion...............................................24

      6.16 Margin Stock..........................................24

      6.17 Restricted Cash Disclosure............................24

      6.18 Financing Right of First Refusal......................24

      6.19 Additional Investment Right...........................25

      6.20 Net Worth.............................................25

      6.21 Retention of Investor Relations/Public Relations
           Firm and Program......................................25

      6.22 Maintenance of Formula Amount.........................25

7.    Covenants of the Purchasers................................26

      7.1  Confidentiality.......................................26

      7.2  Non-Public Information................................26

8.    Covenants of the Company and the Purchasers Regarding
      Indemnification............................................26

      8.1  Company Indemnification...............................26

      8.2  The Purchasers' Indemnification.......................26

9.    Conversion of Convertible Term Notes.......................26

      9.1  Mechanics of Conversion...............................26

10.   Registration Rights........................................28

      10.1 Registration Rights Granted...........................28

      10.2 Offering Restrictions.................................28

11.   Miscellaneous..............................................28

      11.1 Governing Law.........................................28

      11.2 Survival..............................................29

      11.3 Successors............................................29

      11.4 Entire Agreement......................................29

      11.5 Amendment and Waiver..................................29

      11.6 Delays or Omissions...................................29

      11.7 Notices...............................................29

      11.8 Attorneys' Fees.......................................30

      11.9 Titles and Subtitles..................................30

      11.10Facsimile Signatures; Counterparts....................31

      11.11Broker's Fees.........................................31

      11.12Construction..........................................31

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 19, 2005, by and among Corgenix Medical Corporation, a Nevada corporation (the "Company"), and [PURCHASERS].

                                    RECITALS

      WHEREAS, the Company has authorized the sale to the Purchasers of Convertible Term Notes in the aggregate principal amount of Two Million Four Hundred Twenty Thousand Dollars ($2,420,000) (each as amended, modified or supplemented from time to time, an "Original Term Note"), which Original Term Notes are convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock") at an initial fixed conversion price of $0.30 per share of Common Stock ("Fixed Conversion Price") and subject to the satisfaction of the conditions herein, up to an additional One Million Dollars ($1,000,000) in additional term notes (each as amended, modified or supplemented from time to time an "Additional Term Note" and together with the Original Term Notes, the "Term Notes");

      WHEREAS, the Company wishes to issue warrants to the Purchasers to purchase in the aggregate up to 60% of the number of shares of the Company's Common Stock issuable through the conversion of the total amount potentially being invested by the Purchasers, or Three Million Four Hundred Twenty Thousand Dollars ($3,420,000) (the "Total Investment Amount") (subject to adjustment as set forth therein) in connection with the Purchasers' purchase of the Term Notes;

      WHEREAS, the Purchasers desire to purchase the Term Notes and the Warrants (as defined in Section 2) on the terms and conditions set forth herein; and

      WHEREAS, the Company desires to issue and sell the Term Notes and the Warrants to the Purchasers on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Agreement to Sell and Purchase.

(a) Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchasers, and the Purchasers, severally and not jointly, hereby agree to purchase  from the  Company,  an  Original  Term  Note in the principal amount and at the purchase price set forth opposite such Purchaser's name on Schedule I hereto convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of such Term Note and this Agreement. It is understood and agreed that the purchases by the Purchasers are to be separate transactions. The purchase of the Original Term Notes on the Closing Date shall be known as the "Offering." A form of the Term Notes are annexed hereto as Exhibit A. The Term Notes will mature on the Maturity Date (as defined in the Term Notes). Collectively, the Term Notes, the Warrants and Common Stock issuable upon conversion of the Term Notes and upon exercise of the Warrants are referred to as the "Securities."

(b) Subject to the terms and conditions set forth herein and in the Related Agreements (as hereinafter defined), at the request of the Company, the Purchasers may make additional loans (the "Loans") to the Company from time to time which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) One Million Dollars ($1,000,000) minus
      (II) such reserves as the Purchasers may reasonably in their good faith judgment deem proper and necessary from time to time (the "Reserves") and (y) an amount equal to (I) the Accounts Availability (as defined below) minus (II) the Reserves. The amount derived at any time from Section 1(b)(y)(I) minus 1(b)(y)(II) shall be referred to as the "Formula Amount". The Company shall execute and deliver
      Additional Term Notes of each such Loan to each of the following Purchasers in the following pro rata percentages
      (i) 34.09090909%  to  [PURCHASER]  and  (ii) 65.90909090%  to
      [PURCHASER 2]. Notwithstanding the foregoing, the Purchasers shall have no obligation to make Loans to the Company in less than One Hundred Thousand Dollar ($100,000) tranches.

(c) Notwithstanding the limitations set forth above, if requested by the Company, the Purchasers retain the right to lend to the Company from time to time such amounts in excess of such limitations as the Purchasers may determine in their sole discretion.

(d) "Accounts Availability" means the amount of Loans against Eligible Accounts (as hereinafter defined) the Purchasers may from time to time make available to the Company up to ninety percent (90%) of the net face amount of Eligible Accounts (except in the case of Foreign Eligible Accounts as defined below, sixty percent (60%)) based on Accounts (as hereinafter defined) of the Company and its subsidiaries. "Accounts" means all "accounts", as such term is defined in the UCC (as hereinafter defined), now owned or hereafter acquired by any person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper (as hereinafter defined) or Instruments (as hereinafter defined)) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such person's rights in, to and under all purchase orders or receipts for Goods (as hereinafter defined) or services; (c) all of such person's rights to any Goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such person or in connection with any other transaction (whether or not yet earned by performance on the part of such person); and (e) all collateral security of any kind given by any Account Debtor (as hereinafter defined) or any other person with respect to any of the foregoing. "Eligible Accounts" means and includes each Account of the Company and each of its subsidiaries which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by any person who is or may be obligated with respect to an account ("Account Debtor") and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by the Company and its subsidiaries to each of the Purchasers with respect thereto; (e) each Purchaser is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by the Purchasers and shall not be unpaid more than ninety (90) days (except in the case of a Foreign Eligible Account as defined below, 120 days) from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days (except in the case of a Foreign Eligible Account as defined below, 60 days) from invoice date; (i) is not evidenced by Chattel Paper or an Instrument of any kind with respect to or in payment of the Account unless such Instrument is duly endorsed to and in possession of the Purchasers or represents a check in payment of an Account; (j) if the Account Debtor is located outside the United States, the Account complies with clauses (g) and (h) above and is otherwise satisfactory to the Purchasers in their sole discretion (a "Foreign Eligible Account"); (k) such Purchaser has a first priority perfected Lien (as hereinafter defined) in such Account and such Account is not subject to any Lien other than Permitted Liens (as hereinafter defined); (1) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate (as hereinafter defined) of Company or any of its subsidiaries; (m) is payable to Company or any of its subsidiaries; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any person to which the Company or any of its subsidiaries is indebted; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Account arises out of contracts between the Company and/or any of its subsidiaries, on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, the Company and/or such subsidiary,  as  the  case  may  be,  has  so  notified  such
      Purchaser, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of Goods sold by the Company or any of its subsidiaries or work, labor and/or services rendered by the Company or any of its subsidiaries; (r) does not arise out of progress billings prior to completion of the order; (s) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts;
      (t) the Company's or such subsidiary's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) the Company or such subsidiary, as the case may be, is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (v) does not represent interest payments, late or finance charges owing to the Company or such subsidiary, as the case may be, and (w) is otherwise satisfactory to any such Purchaser as determined by such Purchaser in the exercise of its sole discretion. In the event the Company requests that such Purchaser include within Eligible Accounts certain Accounts of one or more of the Company's acquisition targets, such Purchaser shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of such Purchaser and shall at all times be subject to the execution and delivery to such Purchaser of all such documentation (including, without limitation, guaranty and security documentation) as such Purchaser may require in its sole discretion. "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Purchasers' Lien on any
      Collateral (as hereinafter defined) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this
      Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Related Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern. "Chattel Paper" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any person. "Instruments means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper. "Goods" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC. "Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction. "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Company or any Subsidiary thereof in conformity with generally accepted accounting principles in effect from time to time in the United States of America ("GAAP"); (c) Liens in favor of the Purchasers; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Company or any Subsidiary thereof in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of the Purchasers or the value of the assets in which the Purchasers have a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Schedule 4.9 hereto. "Affiliate" of any person means (a) any person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, (b) any person who is a director or officer (i) of such person, (ii) of any Subsidiary of such person or (iii) of any person described in clause (a) above. For the purposes of this definition, control of a person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

2.    Fees and Warrants. On the Closing Date:

(a) The Company will issue and deliver to each Purchaser a Warrant to purchase up to that number of shares of the Company's Common Stock set forth opposite the name of such Purchaser on Schedule I hereto (as amended, modified or supplemented from time to time, a "Warrant"). The Warrants must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchasers by the Company are hereby also made and granted in respect of the Warrants and shares of the
      Company's Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

(b) The Company shall pay (i) to [PURCHASER'S MANAGER], a closing payment in an amount equal to three and one half percent (3.5%) of 34.09090909% of the Total Investment
      Amount and (ii) to [PURCHASER 2'S MANAGER], a closing payment in an amount equal to three and one half percent (3.5%) of 65.90909090% of the Total Investment Amount. The foregoing fees are referred to herein as the "Closing Payment."

(c) The Company shall reimburse the Purchasers for their reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchasers' due diligence review of the Company and its Subsidiaries (as defined in Section 6.8) and all related matters. Amounts required to be paid under this Section 2(c), will be paid on the Closing Date and shall in no event exceed $37,500 in the aggregate.

(d)   The Closing Payment and the expenses referred to in the preceding clause
      (c) (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to an Escrow Agreement (as defined below) and a disbursement letter (the "Disbursement Letter").

3.    Closing, Delivery, Payment and Certain Conditions.

3.1 Closing. Subject to the terms and conditions herein, the closing of the Offering (the "Closing"), shall take place on the date hereof, at such time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchasers, among other things, Original Term Notes in the form attached as Exhibit A representing the aggregate principal amount of $2,420,000 and Warrants in the form attached as Exhibit B in each Purchaser's name representing in the aggregate 60% of the number of shares of the Company's Common Stock issuable through conversion of the Total Investment Amount, and each Purchaser will deliver to the Company, among other things, the amounts set forth to be delivered by it in the Disbursement Letter by certified funds or wire transfer (it being understood that $250,000 of the proceeds of the Original Term Notes shall be placed in the Restricted Account (as defined in the Restricted Account Agreement referred to below)).

3.3 Conversion and Lockup. Prior to the Closing Date, the Company shall have caused its directors, controlling shareholders and certain other persons requested by the Purchasers to agree to "lockup" and not sell their shares of Common Stock of the Company, pursuant to documentation, and on terms and conditions, acceptable to the Purchasers.

3.4 Guaranty Requirement. Prior to the Closing Date, Dr. Luis Lopez shall have guaranteed $250,000 of the Total Investment Amount.

3.5 Investment Rights. For 30 days after the Closing Date, the Company shall have the right to sell up to $500,000 of the Company's common or convertible preferred stock, subject to the Purchasers' consent. The terms of any such preferred stock shall be approved by the Purchasers prior to the Company's acceptance of any proceeds from the sale of such stock.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows (which representations and warranties are supplemented by the Company's filings under the Securities Exchange Act of 1934, as amended, made prior to the date of this Agreement (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchasers):

4.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, partnership or limited liability company, as the case may be, power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Term Notes and the Warrants to be issued in connection with this Agreement, (iii) the Registration Rights Agreement relating to the Securities dated as of the date hereof among the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"), (iv) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"),
(v) the Stock Pledge Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Stock Pledge Agreement"), (vi) the Escrow Agreement dated as of the date hereof among the Company, the Purchasers and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified or supplemented from time to time, the "Escrow Agreement"), (vii) the Restricted Account Agreement dated as of the date hereof among the Company, the Purchasers and North Fork Bank (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), (viii) the Restricted Account Side Letter related to the Restricted Account Agreement dated as of the date hereof among the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Restricted Account Side Letter"), (ix) the Subordination Agreement dated as of the date hereof among the Purchasers and the subordinated creditors party thereto, and acknowledged and agreed to by the Company (as amended, modified or supplemented from time to time, the Subordination Agreement") and (x) all other agreements related to this Agreement and the Term Note and referred to herein (the preceding clauses (ii) through (ix), collectively, the "Related Agreements"), to issue and sell the Term Notes and the shares of Common Stock issuable upon conversion of the Term Notes (the "Note Shares"), to issue and sell the Warrants and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a "Material Adverse Effect"). Corgenix (UK) Ltd. owns no material assets in the United States.

4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on
Schedule 4.2. For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

4.3   Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, as of the date hereof consists of 45,000,000 shares, of which 40,000,000 are shares of Common Stock, par value $0.001 per share, 5,346,964 shares of which are issued and outstanding, and 5,000,000 are shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. The authorized capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

(b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Term Notes or the Warrants, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of the Company's Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance in all material respects with all applicable state and federal laws concerning the issuance of securities.

(d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Articles of Incorporation (the "Charter"). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Term Notes and the Warrants has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Term Notes and the subsequent conversion of the Term Notes into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5 Liabilities. Neither the Company nor any of its Subsidiaries has any contingent liabilities in excess of $25,000, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

(a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) Since June 30, 2004, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

(a)   for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

(d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.
Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

4.8 Changes. Since June 30, 2004, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or in any of the Related Agreements, there has not been:

(a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by the Company or any of its Subsidiaries of a material right under a written contract or of a material debt owed to it;

(f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

(h) any labor organization activity related to the Company or any of its Subsidiaries;

(i) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

(k) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(l) any other event or condition of any character that, either individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(m) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and valid title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a)   those resulting from taxes which have not yet become delinquent;

(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and

(c)   those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which any of them is a party or is otherwise bound.

4.10  Intellectual Property.

           Except as set forth on Schedule 4.10:

(a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

(b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.11 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Term Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13 Tax Returns and Payments. Each of the Company and its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

(a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14 Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company's knowledge the continued employment by the Company or any of its Subsidiaries of its present employees, and the performance of the Company's and its Subsidiaries' contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any material respect with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 or except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company's or its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 or except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Term Note and the Warrant, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, or the exhibits and schedules hereto and thereto contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchasers by the Company or any of its Subsidiaries were based on the Company's and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20 Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act"). The Company has furnished the Purchasers with copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended June 30, 2004; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended September 30, 2004 and December 31, 2004 and the Form 8-K filings which it has made during the fiscal year 2005 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22 Listing. The Company's Common Stock is listed for trading on the Over the Counter Bulletin Board ("OTCBB") and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its Common Stock will not be eligible to be traded on the OTCBB or that its Common Stock does not meet all requirements for such trading.

4.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act and which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Term Notes and exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

4.26 Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchasers seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchasers has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchasers, to the extent that they are within the Company's and/or its Subsidiaries' control shall cause the Purchasers to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchasers if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Purchasers any additional information regarding the Company or any of its Subsidiaries that the Purchasers deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchasers may undertake appropriate actions to ensure compliance with such applicable law or regulation, including but not limited to segregation and/or redemption of the Purchasers' investment in the Company. The Company further understands that the Purchasers may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchasers, in their sole reasonable discretion, after consultation with legal counsel, determine that it is in the best interests of the Purchasers in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

5. Representations and Warranties of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1 No Shorting. Such Purchaser or any of its affiliates and investment partners have not, will not and will not cause any person or entity to directly engage in "short sales" of the Company's Common Stock as long as the Term Notes or any Warrants shall be outstanding.

5.2 Organization, Good Standing and Qualification. Each of the Purchasers is a corporation, partnership, limited duration company or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Purchasers has the corporate, partnership, limited duration company or limited liability company, as the case may be, power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Term Notes and the Warrants to be issued in connection with this Agreement, (iii) the Registration Rights Agreement relating to the Securities dated as of the date hereof among the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"), (iv) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"),
(v) the Stock Pledge Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Stock Pledge Agreement"), (vi) the Escrow Agreement dated as of the date hereof among the Company, the Purchasers and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified or supplemented from time to time, the "Escrow Agreement"), (vii) the Restricted Account Agreement dated as of the date hereof among the Company, the Purchasers and North Fork Bank (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), (viii) the Restricted Account Side Letter related to the Restricted Account Agreement dated as of the date hereof among the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Restricted Account Side Letter"), (ix) the Subordination Agreement dated as of the date hereof among the Purchasers and the subordinated creditors party thereto, and acknowledged and agreed to by the Company (as amended, modified or supplemented from time to time, the Subordination Agreement") and (x) all other agreements related to this Agreement and the Term Note and referred to herein (the preceding clauses (ii) through (ix), collectively, the "Related Agreements"), to purchase the Term Notes and the shares of Common Stock issuable upon conversion of the Term Notes (the "Note Shares"), to purchase the Warrants and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements. Each of the Purchasers is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership, limited duration company or limited liability company, as the case may be, in such Purchasers jurisdictions of organization.

5.3 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All company action on such Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.4 Investment Representations. Such Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in this Agreement, including, without limitation, that such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. Such Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Term Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of such Term Note and the exercise of such Warrant, respectively. Such Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Term Notes, the Warrants and the Securities.

5.5 The Purchasers Bear Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser acknowledges and agrees that it must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an applicable exemption from registration with respect to such sale.

5.6 Acquisition for Own Account. Such Purchaser is acquiring its Term Notes and Warrant and the Note Shares and the Warrant Shares for such Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.7 The Purchasers Can Protect Their Interest. Such Purchaser represents that by reason of its, or of its management's, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in its Term Notes, Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement or the Related Agreements.

5.8 Accredited Investor. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.9   Legends.

(a)   The Term Notes shall bear substantially the following legend:

           "THIS TERM NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS TERM NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS TERM NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS TERM NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS TERM NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CORGENIX MEDICAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) The Note Shares and the Warrant Shares, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the Securities and Exchange Commission (the "SEC"):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CORGENIX MEDICAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(c) The Warrant shall bear substantially the following legend:

           "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CORGENIX MEDICAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

6. Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

6.1 Stop-Orders. The Company will advise the Purchasers, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2 Listing. The Company's shares of Common Stock issuable upon conversion of the Term Notes and upon the exercise of the Warrants are listed on the OTCBB (the "Principal Market") as of the date hereof and the Company shall maintain such on the Principal Market so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with its reporting, filing and other obligations.

6.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to the Purchasers.

6.4 Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

6.5 Use of Funds. The Company agrees that it will use the proceeds of the sale of the Term Notes and the Warrants for the purposes specified on Schedule 6.5 only (it being understood that $250,000 of the proceeds of the Term Notes will be deposited in the Restricted Account on the Closing Date and shall be subject to the terms and conditions of the Restricted Account Agreement and the Restricted Account Side Letter). The Purchasers may withhold any further funding under the Offering if the Company fails to use the proceeds as specified on
Schedule 6.5.

6.6 Access to Facilities. The Company and each of its Subsidiaries will permit any representatives designated by any Purchaser (or any successor of such Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

(a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

(b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to any Purchaser unless such Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD under the federal securities laws.

6.7 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar businesses similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar businesses similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their obligations hereunder and under the Related Agreements. At the Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchasers, the Company and each of its Subsidiaries shall (i) keep all their insurable properties and properties in which they have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchasers with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company's workers' compensation policy, endorsements to such policies naming the Purchasers as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to the Purchasers, naming the Purchasers as loss payees, and (z) evidence that as to the Purchasers the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide the Purchasers with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and the Purchasers jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchasers have not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by the Purchasers' security interest pursuant to its security agreement, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchasers. In the event that the Purchasers have properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchasers upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchasers may determine. Any surplus (following satisfaction of all Company obligations to the Purchasers) shall be paid by the Purchasers to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Purchasers, on demand.

6.9 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers, unless expressly agreed to by the Purchasers or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchasers' identity and the terms of this Agreement to its current and prospective debt and equity financing sources. Notwithstanding the provisions of this section, the Purchasers consent to the Company's filing of this Agreement and the Related Agreements as exhibits to its Form 8-K.

6.12 Required Approvals. For so long as twenty-five percent (25%) of the aggregate principal amount of the Original Term Notes are outstanding, the Company, without the prior written consent of the Purchasers, shall not, and shall not permit any of its Subsidiaries to:

(a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries,
      (ii) issue any preferred stock that is mandatorily redeemable prior to the one year anniversary of Maturity Date (as defined in the Term Notes) or
      (iii) redeem any of its preferred stock or other equity interests;

(b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity (unless the Company is the surviving entity);

(c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's or any of its Subsidiaries' right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d) materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole;

(e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of debt incurred to finance the purchase of equipment not in excess of five percent (5%) of the fair market value of the Company's and its Subsidiaries' assets) whether secured or unsecured other than (x) the Company's indebtedness to the Purchasers, (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Company than the indebtedness being refinanced or replaced, and (z) any debt incurred in connection with the purchase of assets in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Company than the indebtedness being refinanced or replaced; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and

(f) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes party to the Term Note Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchasers, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

6.13 Repayment of Indebtedness. The Company agrees that if and for so long as it shall have less than $500,000 in cash, it shall not make any payments of principal or interest on any indebtedness other than the Company's indebtedness to the Purchasers.

6.14 Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

(a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchasers in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and the broker, if any.

6.15 Opinion. On the Closing Date, the Company will deliver to the Purchasers an opinion acceptable to the Purchasers from the Company's external legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are deemed reasonably necessary by any Purchaser (and acceptable to such Purchaser) in connection with the conversion of the Term Notes and exercise of the Warrants.

6.16 Margin Stock. The Company will not permit any of the proceeds of the Term Note or the Warrant to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.17 Restricted Cash Disclosure. The Company agrees that, in connection with its filing of its 8-K Report with the SEC concerning the transactions contemplated by this Agreement and the Related Agreements (such report, the "Transaction 8-K") in a timely manner after the date hereof, it will disclose in such Transaction 8-K the amount of the proceeds of the Term Notes issued to the Purchasers that has been placed in a restricted cash account and is subject to the terms and conditions of this Agreement and the Related Agreements. Furthermore, the Company agrees to disclose in all public filings required by the SEC (where appropriate) following the filing of the Transaction 8-K, the existence of the restricted cash referred to in the immediately preceding sentence, together with the amount thereof.

6.18 Financing Right of First Refusal. (a) The Company hereby grants to the Purchasers a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company and/or any of its Subsidiaries, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Company or any of its Subsidiaries (other than pursuant to employee benefit plans or the exercise or conversion of securities outstanding on the date hereof) (an "Additional Financing"), the Company and/or any Subsidiary of the Company, as the case may be, shall notify the Purchasers of its intention to enter into such Additional Financing. In connection therewith, the Company and/or the applicable Subsidiary thereof shall submit a term sheet (a "Proposed Term Sheet") to the Purchasers setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company and/or such Subsidiary. The Purchasers (or one or more thereof) shall have the right, but not the obligation, to deliver their own proposed term sheet (the "Purchasers Term Sheet") setting forth the terms and conditions upon which the Purchasers (or one or more thereof) would be willing to provide such Additional Financing to the Company and/or such Subsidiary. The Purchasers Term Sheet shall contain terms no less favorable to the Company and/or such Subsidiary than those outlined in the Proposed Term Sheet. The Purchasers (or one or more thereof) shall deliver such Purchasers Term Sheet within ten business days of receipt of each such Proposed Term Sheet. If the provisions of the Purchasers Term Sheet are at least as favorable to the Company and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, the Company and/or such Subsidiary shall enter into and consummate the Additional Financing transaction outlined in the Purchasers Term Sheet.

(b) The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchasers to consummate an Additional Financing with the Company or any of its Subsidiaries.

6.19 Additional Investment Right. The Company agrees that the Purchasers shall have the right (at their sole option), on or prior to the date which is 270 days following the Closing Date, to cause the Company to issue to the Purchasers additional notes in an aggregate principal amount of up to $1,500,000 on the same terms and conditions (including, without limitation, the same interest rate and the Fixed Conversion Price (as defined in the Term Notes) then in effect, proportionate warrant coverage (at the same exercise prices), a proportionate amortization schedule, etc. but without the additional investment right described in this section) set forth in, and pursuant to substantially similar documentation as, this Agreement and the Related Agreements.

6.20 Net Worth. The Company shall maintain a minimum tangible net worth in accordance with GAAP of $0 for so long as it has obligations to the Purchasers under this Agreement and the Related Agreements.

6.21 Retention of Investor Relations/Public Relations Firm and Program. The Company shall retain an investor relations firm/public relations firm approved by the Purchasers for so long as the Company has obligations to the Purchasers under this Agreement and the Related Agreements. Such investor relations firm's/public relations firm's budget and program must be approved in advance by the Purchasers for so long as the Company has obligations to the Purchasers under this Agreement and the Related Agreements.

6.22 Maintenance of Formula Amount. The Company shall at all times have a Formula Amount of at least Four Hundred Thousand Dollars ($400,000). On a monthly basis, the Company shall provide a certificate of an officer of the Company stating that the Company has a Formula Amount of at least Four Hundred Thousand Dollars ($400,000). The Company shall provide a certificate stating its Formula Amount promptly after the Company releases its quarterly financial results for the Company's first three financial quarters and for the Company's fiscal year end.

7. Covenants of the Purchasers. Each Purchaser, severally and not jointly, covenants and agrees with the Company as follows: 7.1 Confidentiality. Such Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2 Non-Public Information. Such Purchaser agrees not to effect any sales of the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

8. Covenants of the Company and the Purchasers Regarding Indemnification.

8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchasers and each of the Purchasers' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchasers which results, arises out of or is based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or
(ii) any breach or default in performance by the Company or any of its Subsidiaries of any covenant or undertaking to be performed by the Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchasers relating hereto or thereto.

8.2 The Purchasers' Indemnification. Each Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by such Purchaser or breach of any warranty by such Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or
(ii) any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser hereunder, or under any other Related Agreement.

9. Conversion of Convertible Term Notes.

9.1   Mechanics of Conversion.

(a) Provided any Purchaser has notified the Company of such Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of a Term Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to such Purchaser following a request by such Purchaser) to assure that the Company's transfer agent shall issue shares of the Company's Common Stock in the name of such Purchaser (or its nominee) or such other persons as designated by such Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

(b) Each Purchaser will give notice of its decision to exercise its right to convert its Term Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). Such Purchaser will not be required to surrender its Term Note until such Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Note Shares or until its Term Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) business days of the date of the delivery to the
      Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of such Purchaser's prime broker with The Depository Trust
      Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

(c) The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchasers. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to any Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to such Purchaser by the Delivery Date, as compensation to such Purchaser for such loss, the Company agrees to pay late payments to such Purchaser for late issuance of the Note Shares in the form required pursuant to
      Section 9 hereof upon conversion of its Term Note in the amount equal to the greater of: (i) $250 per business day after the Delivery Date; or (ii) such Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe a Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock such Purchaser is forced to purchase (in an open market transaction) which such Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) such Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of its Term Note, for which such Conversion Notice was not timely honored.

Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchasers and thus refunded to the Company.

10. Registration Rights.

10.1 Registration Rights Granted. The Company hereby grants registration rights to the Purchasers pursuant to a Registration Rights Agreement dated as of even date herewith among the Company and the Purchasers.

10.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), neither the Company nor any of its Subsidiaries will issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Term Note (together with all accrued and unpaid interest and fees related thereto) (the "Exclusion Period").

11. Miscellaneous.

11.1 Governing Law. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

11.3 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by such Purchaser pursuant to Rule 144 or an effective registration statement. The Purchasers may not assign their rights hereunder to a competitor of the Company.

11.4 Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11.5  Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and each of the Purchasers.

(b) The obligations of the Company and the rights of the Purchasers under this Agreement may be waived only with the unanimous written consent of the Purchasers.

(c) The obligations of the Purchasers and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)   upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

           If to the Company, to:  Corgenix Medical Corporation
                                   12061 Tejon Street
                                   Westminster, CO  80234
                                   Attention: Chief Financial
                                   Officer
                                   Facsimile:
           If to a [Purchaser]:    [Purchasers Address]



or at such other address as the Company or such Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.8 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.10 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.11 Broker's Fees. Other than Burnham Securities Inc. and Ascendiant, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.11 being untrue.

11.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

     [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                         PURCHASERS:

CORGENIX MEDICAL CORPORATION
By:
        -------------------------
        -------------------------
Name:
Title

                                       A-1
                                    EXHIBIT A

                          FORM OF CONVERTIBLE TERM NOTE

                                       B-1
                                    EXHIBIT B

                                 FORM OF WARRANT

                                       C-1
                                    EXHIBIT C

                                 FORM OF OPINION

                                       D-1
                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT

                                   SCHEDULE I



                              Original Term Notes:
                                        Principal
Purchaser                                 Amount      Purchase Price
[PURCHASER]                               $825,000        $747,800
[PURCHASER 2]                           $1,595,000      $1,450,000


                                    Warrants:
                                           Number of Shares of
Holder                                  the Company's Common Stock
[PURCHASER]                                    2,331,818
[PURCHASER 2]                                  4,508,182

                                  SCHEDULE 6.5

                      Legal Fees and Amounts listed on the
                     Disbursement Letter to the Escrow Agent

Exhibit 10.2



   CORGENIX MEDICAL CORPORATION AND CERTAIN OF ITS SUBSIDIARIES
               FORM OF TERM NOTE SECURITY AGREEMENT

To:   [PURCHASERS]

Date:  May 19, 2005

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), Corgenix Medical Corporation, a Nevada corporation (the "Company"), each of the other undersigned parties (together, "Purchasers")) and each other entity that is required to enter into this Term Note Security Agreement (each an "Assignor" and, collectively, the "Assignors") hereby assign and grant to Purchasers a continuing security interest in all of the following property now owned or at any time hereafter acquired by any Assignor, or in which any Assignor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, accounts receivable, deposit accounts (including, without limitation, the Restricted Account (the "Restricted Account") maintained at [Bank] (Account Name: _________, Account Number: __________) referred to in the Restricted Account Agreement), inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among our affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which any Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and has obtained a commitment from a financing source to finance such equipment from an unrelated third party, each Purchaser agrees to release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Purchasers arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Purchasers (the "Securities Purchase Agreement") and (ii) the Related Agreements referred to in the Securities Purchase Agreement, (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of any Assignor to Purchasers, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under Title 11, United States Code, including, without limitation, obligations or indebtedness of each Assignor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case.

3. Each Assignor hereby jointly and severally represents, warrants and covenants to Purchasers that:

(a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and each Assignor will provide Purchasers thirty (30) days' prior written notice of any change in any of its respective jurisdiction of organization;

(b) its legal name is as set forth in its respective Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Purchasers thirty (30) days' prior written notice of any change in its legal name;

(c) its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Purchasers thirty (30) days' prior written notice of any change in its organizational identification number;

(d) it is the lawful owner of the respective Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e) it will keep its respective Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) Encumbrances securing the Obligations, (ii) (a) Encumbrances of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Encumbrances incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Company or any Subsidiary thereof, in conformity with GAAP;
      (c) Encumbrances in favor of Purchasers; (d) Encumbrances for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary thereof in conformity with GAAP provided, that, the Encumbrance shall have no effect on the priority of Encumbrances in favor of any Purchaser or the value of the assets in which any Purchaser has an Encumbrance; (e) Purchase Money Liens (as defined below) securing Purchase Money Indebtedness (as defined below) to the extent permitted in this Agreement and (ii) to the extent said Encumbrance does not secure indebtedness in excess of $50,000 and such Encumbrance is removed or otherwise released within ten (10) days of the creation thereof;

(f) it will, at its and the other Assignors' joint and several cost and expense, keep the Collateral in a good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors' business;

(g) it will not without each Purchaser's prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $25,000 and only to the extent that:

(i) the proceeds of any such disposition are used to acquire replacement Collateral which is subject to each of Purchasers' first priority perfected security interest, or are used to repay Obligations or to pay general corporate expenses; and

(ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to each of Purchasers to be held as cash collateral for the Obligations;

(h) it will insure or cause the Collateral to be insured in each Purchaser's name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Purchasers shall specify in amounts and under policies by insurers acceptable to Purchasers and all premiums thereon shall be paid by such Assignor and the policies delivered to Purchasers. If any such Assignor fails to do so, Purchasers may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

(i) it will at all reasonable times allow any of Purchasers or Purchasers' representatives free access to and the right of inspection of the Collateral; and

(j) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves each Purchaser harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that any such Purchaser may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Term Note Security Agreement or in the prosecution or defense of any action or proceeding either against such Purchaser or any Assignor concerning any matter growing out of or in connection with this Term Note Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by such Purchaser's own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final decision).

           (k) each Assignor will provide evidence to Purchasers of a letter acknowledged by each Account Debtor (as defined in the Securities Purchase Agreement) stating that any amounts owed by such Account Debtor will be paid to the lock-box account as specified by Purchasers.

           "Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time); "Purchase Money Lien" means any Encumbrance upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Encumbrance shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Encumbrance and only if such Encumbrance secures only such Purchase Money Indebtedness.

4.    Notwithstanding anything contained herein, nothing shall require Corgenix
      (UK) Limited to:

(a) remove, or give to the Assignors any priority over the fixed and floating charge in favor of National Westminster Bank Plc, provided such charge will be fully discharged within 60 days of the date hereof;

(b) comply with any of the provisions of this Term Note Security Agreement to the extent that compliance with this Term Note Security Agreement would breach any of the laws of England and Wales.

5. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Term Note Security Agreement:

(a) any covenant, warranty, representation or statement made or furnished to Purchasers by any Assignor or on any Assignor's behalf was breached in any material respect or false in any material respect when made or furnished, as the case may be, and, in the case of a covenant, if subject to cure, shall not be cured for a period of fifteen (15) days;

(b) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

(i) such loss is covered by insurance proceeds which are used to replace the item or repay Purchasers; or

(ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

(c) any Assignor shall become insolvent, cease operations, dissolve, terminate its business existence, make an assignment for the benefit of creditors, or suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of Assignors' property;

(d) any proceedings under any bankruptcy or insolvency law shall be commenced by or against any Assignor;

(e) the Company shall repudiate, purport to revoke or fail to perform any or all of its obligations under any Note (after passage of applicable cure periods, if any); or

(f) an Event of Default shall have occurred under and as defined in any Document.

6. Upon the occurrence of any Event of Default and at any time thereafter, each of Purchasers may declare all Obligations immediately due and payable and each of Purchasers shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, each of Purchasers will have the right to take possession of the Collateral and to maintain such possession on any Assignor's premises or to remove the Collateral or any part thereof to such other premises as such Purchaser may desire. Upon Purchasers' request, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Purchasers at a place designated by Purchasers. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to any Assignor either at such Assignor's address shown herein or at any address appearing on Purchasers' records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Purchasers to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Purchasers toward the payment of the Obligations in such order of application as Purchasers may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, Purchasers shall have the immediate right to withdraw any and all monies contained in the Restricted Account or any other deposit accounts in the name of the Assignor and controlled by Purchasers and apply the same to the repayment of the Obligations (in such order of application as Purchasers may elect).

7. If any Assignor defaults in the performance or fulfillment of any of the material terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Term Note Security Agreement, each Purchaser may, at its option without waiving its right to enforce this Term Note Security Agreement according to its terms, immediately or at any time thereafter and with notice to the Assignors, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the then interest rate on the Amortizing Principal Amount of the Term Notes (as defined in the Securities Purchase Agreement) plus 24% per annum, or, at such Purchaser's option, debited by such Purchaser from the Restricted Account or any other deposit accounts in the name of the Assignor and controlled by such Purchaser.

8. Each Assignor appoints each Purchaser, any of such Purchaser's officers, employees or any other person or entity whom such Purchaser may designate as its attorney, with power to execute such documents in each of its behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against each Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); to sign its name on public records; and to do all other things such Purchaser deems necessary to carry out this Term Note Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither such Purchaser nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final decision). This power being coupled with an interest, is irrevocable so long as any Obligations remain unpaid.

9. No delay or failure on each Purchaser's part in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by each Purchaser and then only to the extent therein set forth, and no waiver by any Purchaser of any default shall operate as a waiver of any other default or of the same default on a future occasion. Purchasers' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Each Purchaser shall have the right to enforce any one or more of the remedies available to such Purchaser, successively, alternately or concurrently. Each Assignor agrees to join with each Purchaser in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to such Purchaser and in executing such other documents or instruments as may be required or deemed necessary by such Purchaser for purposes of effecting or continuing such Purchaser's security interest in the Collateral.

10. This Term Note Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to each Purchaser hereunder shall inure to the benefit of each Purchaser's successors and assigns. The term "Purchaser" as herein used shall include each Purchaser, any parent of Purchaser's, any of Purchaser's subsidiaries and any co-subsidiaries of Purchaser's parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor. Purchasers and each Assignor hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and each Assignor agrees not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection Purchasers or any Assignor may have as to the bringing or maintaining of such action with any such court.

11. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Term Note Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Purchasers, (y) delivering supplements to such exhibits and annexes to such Documents as Purchasers shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to Purchasers and with all documents and actions required above to be taken to the reasonable satisfaction of Purchasers.

12. All notices from Purchasers to any Assignor shall be sufficiently given if mailed or delivered to such Assignor's address set forth below.

13. All rights of Purchasers hereunder shall be exercised by [PURCHASER], as their agent.



                            [SIGNATURE PAGE FOLLOWS]

                                   Very truly yours,

                                   CORGENIX MEDICAL CORPORATION
                                   By:
                                          -----------------------------
                                          Name:
                                          Title:
                                          Address:




                                   CORGENIX, INC.
                                   By:
                                          -----------------------------
                                          Name:
                                          Title:
                                          Address:




                                   CORGENIX (UK) LTD.
                                   By:
                                          -----------------------------
                                          Name:
                                          Title:
                                          Address:



                                   HEALTH-OUTFITTERS.COM, INC.
                                   By:
                                          -----------------------------
                                          Name:
                                          Title:
                                          Address:

                                   ACKNOWLEDGED:

                                   [PURCHASERS]

                                          -----------------------------







                                          -----------------------------







                                          -----------------------------

                                   SCHEDULE A

----------------------------------------------------------------------
                           Jurisdiction of          Organization
        Entity               Organization      Identification Number
----------------------------------------------------------------------
----------------------------------------------------------------------
Corgenix Medical        Nevada                 93-1223466
Corporation
----------------------------------------------------------------------
----------------------------------------------------------------------
Corgenix, Inc.          Delaware               84-1147392
----------------------------------------------------------------------
----------------------------------------------------------------------
Corgenix (UK) Ltd.      United Kingdom
----------------------------------------------------------------------
----------------------------------------------------------------------
Health-outfitters.com,  Colorado               84-1521002
Inc.
----------------------------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------

Exhibit 10.3


               FORM OF REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement") is made and entered into as of May 19, 2005, by and between CORGENIX MEDICAL CORPORATION, a Nevada corporation (the "Company"), and [[PURCHASERS] (the "Purchasers").

      This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and between the Purchasers and the Company (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"), and pursuant to the Notes and the Warrants referred to therein.

      The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given such terms in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

           "Commission"   means   the   Securities   and   Exchange
Commission.

           "Common Stock" means shares of the Company's common stock, par value $0.001 per share.

           "Effectiveness Date" means (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than one-hundred-twenty (120) days following the date hereof and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than forty (40) days following the applicable Filing Date.

           "Effectiveness Period" shall have the meaning set forth in Section 2(a).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

           "Filing Date" means, (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the date hereof, and (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to the Securities Purchase Agreement, any Notes or the Warrants or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price.

           "Holder" or "Holders" means a Purchaser or the Purchasers, as the case may be or any of their affiliates or transferees to the extent any of them hold Registrable Securities.

           "Indemnified Party" shall have the meaning set forth in Section 5(c).

           "Indemnifying Party" shall have the meaning set forth in Section
5(c).

           "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

           "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

           "Registrable Securities" means the shares of Common Stock issued upon the conversion of any Note (as defined in the Securities Purchase Agreement) and issuable upon exercise of the Warrants.

           "Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

           "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

           "Securities Purchase Agreement" shall have the meaning provided above.

           "Trading Market" means any of the OTCBB, NASDAQ SmallCap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

           "Warrants" means, collectively, the Common Stock purchase warrants issued pursuant to the Securities Purchase Agreement.

2.    Registration.

(a)   On or prior to the  applicable  Filing Date the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule
      415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its reasonable commercial efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall  use its  reasonable  commercial  efforts  to keep  the
      Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period").

(b) If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Registration Statement is not declared effective by the Commission by the Effectiveness Date; (iii) after the Registration Statement is filed with and declared effective by the Commission, the Registration Statement ceases to be effective (by suspension or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year or more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective); or (iv) the Common Stock is not listed or quoted, or is suspended from trading on any Trading Market for a period of three (3) consecutive Trading Days (provided the Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Trading Market); (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date on which such 30 day or 20 consecutive day period (as the case may
      be) is exceeded, or for purposes of clause (iv) the date on which such three (3) Trading Day period is exceeded, being referred to as "Event Date"), then until the applicable
      Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% for each thirty (30) day period (prorated for partial periods) on a daily basis of the sum of (x) the original principal amount of the Term Note (as defined in the Securities Purchase Agreement) held by such Holder plus
      (y) the original principal amount of each applicable Minimum Borrowing Note (as defined in the Revolving Loan and Security Agreement) held by such Holder. While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) days following the date on which such Event has been cured by the Company.

(c) Within three business days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion in the form attached hereto as Exhibit A, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by any of the Purchasers and confirmation by such Purchaser that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(c) shall be delivered to the Purchasers within the time frame set forth above.

3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Purchasers copies of all filings and Commission letters of comment relating thereto;

(b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period;

(c) furnish to the Purchasers such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Purchasers reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(d) use its commercially reasonable efforts to register or qualify the Purchasers' Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions within the United States as the Purchasers may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by the Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) immediately notify the Purchasers at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g) make available for inspection by the Purchasers and any attorney, accountant or other agent retained by the Purchasers, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Purchasers.

4. Registration Expenses. All expenses relating to the Company's compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holders (to the extent such counsel is required due to the Company's failure to meet any of its obligations hereunder), are called "Registration Expenses". All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called "Selling Expenses." The Company shall only be responsible for all Registration Expenses.

5.    Indemnification.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each of the Purchasers, and their respective officers, directors and each other person, if any, who controls any of the Purchasers within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the Purchasers, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchasers, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any of the Purchasers or any such person in writing specifically for use in any such document.

(b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, each of the Purchasers will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by such Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of such Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, no Purchaser shall be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by such Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an "Indemnifying Party"), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchasers, or any officer, director or controlling person of the Purchasers, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchasers or such officer, director or controlling person of the Purchasers in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Purchasers will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that each Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) no Purchaser will be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6.    Representations and Warranties.

(a)   The Common  Stock of the  Company is  registered  pursuant to
      Section 12(b) or 12(g) of the Exchange Act and, except with respect to certain matters which the Company has disclosed to the Purchasers on Schedule 4.21 to the Securities
      Purchase Agreement, the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has filed (i) its Annual Report on Form 10-KSB for its fiscal year ended June 30, 2004 and (ii) its Quarterly Report on Form 10-QSB for the fiscal quarters ended September 30, 2004 and December 31, 2004 (collectively, the "SEC Reports"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC
      Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

(b) The Common Stock is listed for trading on the OTCBB and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the OTCBB (except for prior notices which have been fully remedied) or that the Common Stock does not meet all requirements for the continuation of such listing.

(c) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Securities Purchase Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of such Securities to be integrated with other offerings.

(d) The Warrants, the Notes and the shares of Common Stock which the Purchasers may acquire pursuant to the Warrants and the Notes are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

(e) The Company understands the nature of the Registrable Securities issuable upon the conversion of the Notes and the exercise of the Warrants and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

(f) Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(g) The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the full conversion of the Notes and the exercise of the Warrants.

7.    Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) No Piggyback on Registrations. Except as and to the extent specified in Schedule 7(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement to any of its security holders. Except as and to the extent specified in Schedule 7(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been fully satisfied.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Section 7(d), a "Discontinuation Event" shall mean
      (i) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this
      Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any notice or request hereunder may be given to the Company or the Purchasers at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(g). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, "Courier") or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

          ---------------------------------------------------------
          If to the Company:       CORGENIX MEDICAL CORPORATION
                                   12061 Tejon Street
                                   Westminster, CO  80234
                                   Attention:    Chief   Financial
                                   Officer
          ---------------------------------------------------------
          ---------------------------------------------------------
          If to a Purchaser:       [PURCHASER'S ADDRESS]


          ---------------------------------------------------------
          ---------------------------------------------------------
          If to any  other  Person To the  address of such  Holder
          who    is    then    the as  it  appears  in  the  stock
          registered Holder:       transfer books of the Company
          ---------------------------------------------------------

or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns  of  each  of the  parties  and  shall  inure  to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Securities Purchase Agreement and each Term Note.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, the Securities Purchase Agreement, or any Related Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)   Severability.   If   any   term,   provision,   covenant   or
      restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                      SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.



CORGENIX MEDICAL CORPORATION          [PURCHASERS]
By:
Name:
Title:

                                    EXHIBIT A

                                [Month __, 2005]

[Transfer Agent]

           Re:   Corgenix Medical Corporation
                 Registration Statement on Form SB-2

Ladies and Gentlemen:

      As counsel to Corgenix Medical Corporation, a Nevada corporation (the "Company"), we have been requested to render our opinion to you in connection with the resale by the individuals or entitles listed on Schedule A attached hereto (the "Selling Stockholders"), of an aggregate of [amount] shares (the "Shares") of the Company's Common Stock.

      A Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

      Based upon the foregoing, upon request by the Selling Stockholders at any time while such registration statement remains effective, it is our opinion that the Shares have been registered for resale under the Act and new certificates evidencing the Shares upon their transfer or re-registration by the Selling Stockholders may be issued without restrictive legend. We will advise you if such registration statement is not available or effective at any point in the future.

                               Very truly yours,


                               [Company counsel]

                                   Schedule A

        Selling Stockholder                      Shares
                                              Being Offered

                                  Schedule 7(b)

Exhibit 10.4



               FORM OF RESTRICTED ACCOUNT AGREEMENT


      This Restricted Account Agreement (this "Agreement") is entered into this 19th day of May, 2005, by and among [BANK], a New York banking corporation with offices at [ADDRESS] (together with its successors and assigns, the "Bank"), CORGENIX MEDICAL CORPORATION, a Nevada corporation with offices at 12061 Tejon Street, Westminster, Colorado 80234 (together with its successors and assigns, the "Company"), and [PURCHASERS] ("Purchasers"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Purchase Agreement referred to below.

      WHEREAS, Purchasers have provided financing to the Company, which financing is evidenced by a Securities Purchase Agreement (as amended, modified or supplemented from time to time, the "Purchase Agreement") and the Related Agreements referred to therein;

      WHEREAS, the Company and Purchasers have retained the Bank to provide certain services with respect to the Restricted Account (as defined below); and

      WHEREAS, the Company and Purchasers have agreed that an amount of cash equal to $250,000 shall be deposited by Purchasers on behalf of the Company by wire transfer of immediately available funds into the Restricted Account, which cash shall be held by the Bank for the benefit of Purchasers, as security for the Company's and its Subsidiaries' obligations under the Purchase Agreement and the Related Agreements. For the purposes of this Agreement, the "Restricted Account" shall mean that certain deposit account (as defined in Section 9-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) described on Exhibit B hereto, which Restricted Account shall be maintained at the Bank and shall be in the sole dominion and control of Purchasers;

      NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Bank is hereby authorized to accept for deposit into the Restricted Account the sum of $250,000. The Bank hereby agrees to hold any and all monies, and other amounts from time to time on deposit and/or held in the Restricted Account for the benefit of Purchasers and shall not release any monies held in the Restricted Account until such time as the Bank shall have received a notice from Purchasers substantially in the form attached hereto as Exhibit A (a "Release Notice"). Following the receipt of a Release Notice from Purchasers, the Bank agrees to promptly disburse the amount of cash referred to in such Release Notice to such account as Purchasers shall determine in their sole discretion. The Bank hereby agrees that it will only comply with written instructions originated by Purchasers directing disposition of funds in the Restricted Account. The Company hereby irrevocably authorizes the Bank to comply with any and all instructions given to the Bank by Purchasers with respect to the Restricted Account without further consent by the Company. The Bank, the Company and Purchasers agree that the Restricted Account is in Purchasers' sole dominion and control.

2. Each of the Company, Purchasers and the Bank hereby agrees that the Restricted Account shall not be closed, and the account name and account number in respect thereof shall not be changed, in any case, without the consent of Purchasers, except as specifically provided for in Section 9 below.

3. The Bank hereby subordinates any claims and security interests it may have against, or with respect to, the Restricted Account (including any amounts from time to time on deposit therein) to the security interests of Purchasers therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, the Restricted Account or any amounts from time to time on deposit therein; provided that, in connection with all service charges and any other charges which the Bank is entitled to receive in connection with the servicing and maintaining of the Restricted Account (such charges, collectively, the "Charges"), each of the Company, Purchasers and the Bank hereby agrees that the Bank will collect such Charges in the following manner: (i) first, the Bank will charge other deposit accounts maintained by the Company with the Bank, if any, (ii) second, in the event that there are insufficient collected funds in such other deposit accounts to pay such Charges, the Bank will promptly notify the Company and Purchasers with respect to same and, within seven (7) business days of the Company's receipt of such notice, the Company shall pay to the Bank the full amount of such Charges then due, and
(iii) third, if the Company fails to pay to the Bank such Charges then due within the time period set forth in the preceding clause (ii), the Bank will promptly provide a written notice to Purchasers of such occurrence and, in such case, the Bank is hereby authorized, following a period of five (5) business days after the receipt of such written notice by Purchasers, to deduct such Charges then due from the Restricted Account, unless, during such five (5) business day period, Purchasers pays the amount of any such Charges then due to the Bank from its own account. Except for the payment of the Charges as set forth in the immediately preceding proviso, the Bank agrees that it shall not offset, deduct or claim against the Restricted Account unless and until Purchasers have notified the Bank in writing that all of the Company's obligations under the Purchase Agreement and the Related Agreements have been performed.

4. The Company and the Bank agree that the maintenance by the Bank of the Restricted Account shall be as agent for Purchasers. The Bank shall be responsible for the performance of only such duties as are set forth herein. The Bank's duties hereunder, however, are merely ministerial, and the Bank shall have no liability or obligation to the Company or Purchasers or to any other person for any act or omission of the Bank in connection with the performance of the Bank's duties in servicing and/or maintaining the Restricted Account, except for acts of gross negligence or willful misconduct by the Bank. IN NO EVENT, HOWEVER, SHALL THE BANK HAVE ANY RESPONSIBILITY FOR CONSEQUENTIAL, INDIRECT, SPECIAL OR EXEMPLARY DAMAGES OR LOST PROFITS, WHETHER OR NOT IT HAS NOTICE THEREOF, AND REGARDLESS OF THE BASIS, THEORY OR NATURE OF THE ACTION UPON WHICH THE CLAIM IS ASSERTED, NOR SHALL IT HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE VALIDITY OR ENFORCEABILITY OF ANY SECURITY INTEREST OR OTHER INTEREST OF [PURCHASER'S MANAGER] OR THE COMPANY IN THE RESTRICTED ACCOUNT. In furtherance of and without limiting the foregoing, the Company and Purchasers agree that the Bank shall not be liable for any damage or loss to them for any delay or failure of performance arising out of the acts or omissions of any third parties, including, but not limited to, various communication services, courier services, the Federal Reserve system, any other bank or any third party who may be affected by funds transactions, fire, mechanical, computer or electrical failures or other unforeseen contingencies, strikes or any similar or dissimilar cause beyond the reasonable control of the Bank. This paragraph shall survive the termination of this Agreement.

5. Except where the Bank has been grossly negligent or has acted in bad faith, each of each Purchaser and the Company and their respective successors and assigns will release the Bank from and shall indemnify and hold the Bank harmless from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable counsel fees, whether arising in an action or proceeding among the parties hereto or otherwise, without regard to the merit or lack of merit thereof) to which the Bank may become subject, or which it may suffer or incur, arising out of or based upon this Agreement or the actions contemplated hereby. This paragraph shall survive termination of this Agreement.

6. The Bank shall be fully protected in acting on any order or direction by Purchasers respecting the items received by the Bank or the monies or other items in the Restricted Account without making any independent inquiry whatsoever as to Purchasers' rights or authority to give such order or direction or as to the application of any payments made pursuant thereto.

7. Nothing in this Agreement shall be deemed to prohibit the Bank from complying with its customary procedures in the event that it is served with any legal process with respect to the Restricted Account.

8. The rights and powers granted in this Agreement to [PURCHASER'S AGENT] have been granted in order to protect and further perfect its security interests in the Restricted Account (including any amounts from time to time on deposit therein) and are powers coupled with an interest and will be affected neither by any purported revocation by the Company of this Agreement or the rights granted to [PURCHASER'S AGENT] hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Company or the Bank or by the lapse of time.

9. This Agreement may not be amended or waived except by an instrument in writing signed by each of the parties hereto. This Agreement may be terminated by the Bank upon giving the Company and Purchasers thirty (30) days prior written notice. Purchasers shall designate a successor bank on or prior to the effective date of such termination and the Bank shall deliver the balance in the Restricted Account to such successor bank. Any notice required to be given hereunder may be given, and shall be deemed given when delivered, via telefax, U.S. mail return receipt requested or nationally recognized overnight courier to each of the parties at the address set forth above. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles. This Agreement sets forth the entire agreement among the parties hereto as to the matters set forth herein and supersedes all prior communications, written or oral, with respect to the matters herein. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS AGREEMENT. THE BANK, THE COMPANY AND PURCHASERS EACH HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

                              * * * *

      Agreed and accepted this 19th day of May, 2005.

[BANK]

By:
         ---------------------------
         ---------------------------
Name:
         ---------------------------
         ---------------------------
Title:
         ---------------------------


[PURCHASER]






CORGENIX MEDICAL CORPORATION

By:
         ---------------------------
         ---------------------------
Name:
         ---------------------------
         ---------------------------
Title:
         ---------------------------

                                    EXHIBIT A

                                 RELEASE NOTICE

To:         [BANK]

Re:         Account Name:
            ----------------------
            Account Number:
            --------------------


      Reference is made to that certain Restricted Account Agreement, dated as of May __, 2005 (the "Restricted Account Agreement"), among [BANK] (the "Bank"), Corgenix Medical Corporation (the "Company"), and [PURCHASERS] ("Purchasers").

      This is to notify you that Purchasers authorize the release of $_____________ (the "Release Amount") from the account referenced above in accordance with the terms of the Restricted Account Agreement. Within one business day following the receipt of this Release Notice, the Bank hereby agrees to wire the Release Amount (or, in the event that the amount in the Restricted Account is less than the Release Amount, such lesser amount) to the following account in accordance with the wire instructions set forth below:

                           [Insert Wire Instructions]

[PURCHASERS]


         ---------------------------
         ---------------------------








Agreed and accepted this __ day
of ___________ 200__.

[BANK]

By:
        ---------------------------
        ---------------------------
Name:
Title:

                                    EXHIBIT B

                               Restricted Account

o        Bank:
o        Bank Routing Number:
         Attn:
         Phone:
         Account Name:
         Account #:

Exhibit 10.5




                     FORM OF RESTRICTED ACCOUNT SIDE LETTER



                                  May 19, 2005



CORGENIX MEDICAL CORPORATION
12061 Tejon Street
Westminster, CO  80234
Attn:  President
           Re:  Restricted Account:  Account Number
           ----------------------,
           Account Name: _____________, maintained at North Fork
           (the "Restricted Account").

Reference is made to (i) that certain Securities Purchase Agreement, dated as of May __, 2005 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between Corgenix Medical Corporation, a Nevada corporation (the "Company"), and [PURCHASERS] (the "Purchasers") and (ii) that certain Restricted Account Agreement, dated as of May __, 2005 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, the Purchasers and North Fork (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to Section 3.2 of the Purchase Agreement, the Company is required to place $250,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchasers shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchasers as security for the performance of the Company's obligations to the Purchasers. The Purchasers and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchasers agree that at such time as the Company's registration statement registering the shares of the Company's common stock comprising the Offering is declared effective, the Restricted Account is to be released upon satisfaction of the following condition: $250,000 shall be released at such time as the Company's common stock trades a minimum daily average dollar amount of $25,000 at an average closing price per share of $0.40 or greater (appropriately adjusted for stock splits, reverse stock splits, stock dividends and recapitalizations) over a twenty-two
(22) consecutive trading day period (the "Release"). Upon the Purchasers' satisfaction that the conditions in this paragraph have been met for the Release, the Purchasers shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire the funds from the Restricted Account to such bank account as the Company may direct the Purchasers in writing.
Additionally, the Company may request that the Purchasers direct the Bank to release all or any portion of the amounts contained in the Restricted Account following (or in connection with) the consummation of an acquisition by the Company or any of its Subsidiaries. Such a release referred to in the immediately preceding sentence shall be subject (in all respects) to the Purchasers' evaluation of all factors that it considers (in its sole discretion) relevant at the time of such requested release, including its determination (i) of the relative benefit of such acquisition to the Company and its Subsidiaries and (ii) of the overall performance (financial or otherwise) of the Company and its Subsidiaries at such time. The Purchasers shall not be under any obligation to release any amount pursuant to this paragraph and the release of such amounts shall be in the Purchasers' sole and absolute discretion. Prior to any such acquisition referred to in this paragraph, the Company shall comply with Section 6.12(f) of the Purchase Agreement in all respects.
This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchasers. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter supersedes all prior communications, written or oral, with respect to the matters herein.
If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.
                                     Signed

                                      [PURCHASERS]





Agreed and Accepted this ___ day of May, 2005.

CORGENIX MEDICAL CORPORATION
By:
      ------------------------------------
      Name:
      Title:

Exhibit 10.6


                           FORM STOCK PLEDGE AGREEMENT


      This Stock Pledge Agreement (this "Agreement"), dated as of May 19, 2005, among [PLEDGEES] (each a "Pledgee" and together the "Pledgees"), Corgenix Medical Corporation, a Nevada corporation (the "Company"), and each of the other undersigned pledgors, each a direct or indirect subsidiary of the Company (the Company and each such other undersigned pledgor, a "Pledgor" and collectively, the "Pledgors").

                                   BACKGROUND

      The Company has entered into a Securities Purchase Agreement, dated as of May __, 2005 (as amended, modified, restated or supplemented from time to time, the "Securities Purchase Agreement"), pursuant to which the Pledgees provide or will provide certain financial accommodations to the Company.

      In order to induce the Pledgees to provide or continue to provide the financial accommodations described in the Securities Purchase Agreement, each Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgees on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein which are not defined shall have the meanings given to them in the Securities Purchase Agreement.

2. Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of (the following clauses (a) and (b), collectively, the "Indebtedness") (a) the obligations under the Securities Purchase Agreement and the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and the Related Agreements, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the "Documents") and (b) all other indebtedness, obligations and liabilities of each Pledgor to the Pledgees whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Indebtedness, or of any instrument evidencing any of the Indebtedness or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such Indebtedness in any case commenced by or against any Pledgor under Title 11, United States Code, including, without limitation, obligations or indebtedness of each Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Indebtedness but for the commencement of such case), each Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to the Pledgees in all of the following (the "Collateral"):

(a) the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests acquired by any Pledgor, the "Pledged Stock"), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b) all additional shares of stock of any issuer (each, an "Issuer") of the Pledged Stock from time to time acquired by any Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c) all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3. Delivery of Collateral. All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of the Pledgees pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgees. Each Pledgor hereby authorizes the Issuer upon demand by the Pledgees to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Pledgees, in each case to be held by the Pledgees, subject to the terms hereof. Upon an Event of Default (as defined below) under the Term Note that has occurred and is continuing beyond any applicable grace period, the Pledgees shall have the right, during such time in their discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgees or any of their nominees any or all of the Pledged Stock. In addition, the Pledgees shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

4. Representations and Warranties of each Pledgor. Each Pledgor jointly and severally represents and warrants to the Pledgees (which representations and warranties shall be deemed to continue to be made until all of the Indebtedness has been paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a) the execution, delivery and performance by each Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any material violation of any material agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to any Pledgor;

(b) this Agreement constitutes the legal, valid, and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms;

(c) (i) all Pledged Stock owned by each Pledgor is set forth on Schedule A hereto and (ii) each Pledgor is the direct and beneficial owner of each share of the Pledged Stock set forth opposite its name;

(d) all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

(e) no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgees of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f) there are no pending or, to the best of each Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g) each Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgees in accordance with the terms of this Agreement;

(h) each Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to the Pledgees hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, "Liens");

(i) there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j) none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(k) the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgees all rights of each Pledgor in the Collateral as contemplated by this Agreement; and

(l) The Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of each Issuer.

5. Exclusions. Notwithstanding anything contained herein, nothing shall require Corgenix (UK) Limited to:

(a) remove, or give to the Pledgees any priority over the fixed and floating charge in favor of National Westminster Bank Plc, provided such charge will be fully discharged within 60 days of the date hereof;

(b) comply with any of the provisions of this Stock Pledge Agreement to the extent that compliance with this Stock Pledge Agreement would breach any of the laws of England and Wales.

6. Covenants. Each Pledgor jointly and severally covenants that, until the Indebtedness shall be satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

(a) No Pledgor will sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will any Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby.

(b) Each Pledgor will, at its expense, defend the Pledgees' right, title and security interest in and to the Collateral against the claims of any other party.

(c) Each Pledgor shall at any time, and from time to time, upon the written request of the Pledgees, execute and deliver such further documents and do such further acts and things as the Pledgees may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to the Pledgees upon the occurrence of an Event of Default irrevocable proxies in respect of the Collateral in form satisfactory to the Pledgees. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute each Pledgor's proxy to the Pledgees or their nominees to vote all shares of Collateral then registered in such Pledgor's name.

(d) No Pledgor will consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of the Issuer; or
(ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

7. Voting Rights and Dividends. In addition to the Pledgees' rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgees shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (each Pledgor hereby irrevocably constituting and appointing the Pledgees, with full power of substitution, the proxy and attorney-in-fact of each Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. No Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgees, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that each Pledgor shall give at least five (5) days' written notice of the manner in which such Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Pledgees to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Pledgees, be segregated from the other property or funds of any other Pledgor, and be forthwith delivered to the Pledgees as Collateral in the same form as so received (with any necessary endorsement).

8. Event of Default. An Event of Default shall be deemed to have occurred and may be declared by the Pledgees upon the happening of any of the following events:

(a) An "Event of Default" under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

(b) Any Pledgor shall default in the performance of any of its obligations under any agreement between any Pledgor and the Pledgees, including, without limitation, this Agreement, and such default shall not be cured for a period of fifteen (15) days after the occurrence thereof;

(c) Any representation or warranty of any Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

(d) Any portion of the Collateral is subjected to levy of execution, attachment, or other judicial process; or any portion of the Collateral is the subject of a claim (other than by the Pledgees) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

(e) Any Pledgor shall (i) apply for consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

9. Remedies. In case an Event of Default shall have occurred and be declared by the Pledgees, the Pledgees may:

(a) Transfer any or all of the Collateral into their name, or into the name of their nominee or nominees;

(b) Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if they were the absolute owners thereof, including, but without limitation, the right to exchange, at their discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as they may determine, all without liability except to account for property actually received by them; and

(c) Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Pledgees, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgees in their sole discretion may determine, or as may be required by applicable law.

      Each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Pledgees may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Pledgees hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by the Pledgees and applied by them as provided in Section 10 hereof. No failure or delay on the part of the Pledgees in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Pledgees shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Pledgees may exercise their rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, the Pledgees shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York regardless of the jurisdiction in which enforcement hereof is sought.

10. Private Sale. Each Pledgor recognizes that the Pledgees may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be permitted if otherwise made in a commercially reasonable manner. Each Pledgor agrees that the Pledgees have no obligation to delay sale of any Collateral for the period of time necessary to permit the Issuer to register the Collateral for public sale under the Securities Act.

11. Proceeds of Sale. The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Pledgees as follows:

(a) First, to the payment of all costs, reasonable expenses and charges of the Pledgees and to the reimbursement of the Pledgees for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), the expenses of any taking, attorneys' fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by the Pledgees in the protection, enforcement or exercise of their rights, powers or remedies hereunder;

(b) Second, to the payment of the Indebtedness, in whole or in part, in such order as the Pledgees may elect, whether or not such Indebtedness is then due;

(c) Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-504(1)(c) of the UCC; and

(d) Fourth, to the extent of any surplus to the Pledgors or as a court of competent jurisdiction may direct.

      In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, each Pledgor shall be jointly and severally liable for the deficiency plus the reasonable costs and fees of any attorneys employed by the Pledgees to collect such deficiency.

12. Waiver of Marshaling. Each Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

13. No Waiver. Any and all of the Pledgees' rights with respect to the Liens granted under this Agreement shall continue unimpaired, and each Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of any Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgees in reference to any of the Indebtedness. Each Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Pledgees in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgees to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgees' right to take any action against any Pledgor or to exercise any other power of sale, option or any other right or remedy.

14. Expenses. The Collateral shall secure, and each Pledgor shall pay to the Pledgees on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys' fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgees under this Agreement or with respect to any of the Indebtedness.

15. The Pledgees Appointed Attorney-In-Fact and Performance by the Pledgees. Upon the occurrence of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints the Pledgees as such Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which the Pledgees may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Pledgees' name. Each Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If any Pledgor fails to perform any agreement herein contained, the Pledgees may themselves perform or cause performance thereof, and any costs and expenses of the Pledgees incurred in connection therewith shall be paid by the Pledgors as provided in Section 10 hereof.

16. Waivers.

(a) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17. Recapture. Notwithstanding anything to the contrary in this Agreement, if the Pledgees receive any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgees, each Pledgor's obligations to the Pledgees shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to the Pledgees, which payment shall be due on demand.

18. Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

19. Miscellaneous.

(a) This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c) In the event that any provision of this Agreement or the application thereof to any Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall the same affect the validity or enforceability of any other provision of this Agreement.

(d) This Agreement shall be binding upon each Pledgor, and each Pledgor's successors and assigns, and shall inure to the benefit of the Pledgees and their successors and assigns.

(e) Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Securities Purchase Agreement.

(f) This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g) EACH PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. EACH PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

(h) It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Stock Pledge Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Pledgees, (y) delivering supplements to such exhibits and annexes to such Documents as the Pledgees shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgees and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgees.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

(j) All rights of the Pledgees hereunder may be exercised by [PLEDGEE], as their agent.

           [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                  CORGENIX MEDICAL CORPORATION
                                       By:
                                          ----------------------------
                                  Name:
                                  Title:


                                  CORGENIX, INC.
                                       By:
                                          ----------------------------
                                  Name:
                                  Title:


                                  CORGENIX (UK) LTD.
                                       By:
                                          ----------------------------
                                  Name:
                                  Title:


                                  HEALTH-OUTFITTERS.COM, INC.
                                       By:
                                          ----------------------------
                                  Name:
                                  Title:

                                    [PLEDGEE SIGNATURES]

             SCHEDULE A to the Stock Pledge Agreement


                                  Pledged Stock



----------------------------------------------------------------------

                                       Stock
                         Class of   Certificate              Number
  Pledgor      Issuer      Stock       Number     Par Value of Shares
----------------------------------------------------------------------
----------------------------------------------------------------------

[Insert
Pledgors
and Pledged
Stock]
----------------------------------------------------------------------






Exhibit 10.7







                                  May 19, 2005



[LENDER]
      Re:  Corgenix Medical Corporation (the "Company")

Gentlemen:

      The undersigned is an owner of record or beneficially of certain shares of common stock ("Common Stock") of the Company or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to enter into a financing transaction with [LENDERS] (the "Lenders") (the "Transaction"). The undersigned recognizes that the Transaction will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company and the Lenders are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Transaction.
      In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will use reasonable efforts to cause any immediate family member of (i) the undersigned or (ii) the undersigned's spouse, living in the undersigned's household not to), without the prior written consent of the Lenders (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock (except for any disposition deemed to occur upon the exercise of an option or warrant held by the undersigned), or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period of six months from the effective date of the initial registration statement covering shares of Common Stock which may be acquired by the Lenders in connection with the Transaction. The foregoing sentence shall not apply to the transfer of any or all shares of Common Stock owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to the Lenders an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions. For purposes of this paragraph, the term "immediate family" shall have the same meaning as set forth in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended.
      The undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned.
      This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.




                               Printed Name of Holder
                               [To be signed by management, insiders and MBL]



                                       By:
                                   --------------------------------
                                    Signature




                               Printed Name of Person Signing

                               (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit 10.8


                           FORM OF SUBSIDIARY GUARANTY


New York, New York                              May 19th, 2005

      FOR VALUE RECEIVED, and in consideration of note purchases from, loans made or to be made or credit otherwise extended or to be extended by [LENDERS] (each a "Lender" and together the "Lenders") to or for the account of Corgenix Medical Corporation, a Nevada corporation ("Debtor"), from time to time and at any time and for other good and valuable consideration and to induce the Lenders, in their discretion, to purchase such notes, make such loans or extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as the Lenders may deem advisable, the undersigned (and each of them if more than one, the liability under this Guaranty being joint and several) (jointly and severally referred to as "Guarantors" or "the undersigned") unconditionally guaranties to the Lenders, their successors, endorsees and assigns the prompt payment when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of Debtor to the Lenders and of all instruments of any nature evidencing or relating to any such obligations and liabilities upon which Debtor is or may become liable to the Lenders, whether incurred by Debtor as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by the Lenders, whether arising under, out of, or in connection with (i) that certain Securities Purchase Agreement dated as of the date hereof by and between Debtor and the Lenders (the "Securities Purchase Agreement") and (ii) each Related Agreement referred to in the Securities Purchase Agreement, (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents"), or any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, or any other indebtedness, obligations or liabilities of Debtor to the Lenders, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (all of which are herein collectively referred to as the "Obligations"), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against Debtor under Title 11, United States Code, including, without limitation, obligations or indebtedness of Debtor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. Terms not otherwise defined herein shall have the meaning assigned such terms in the Securities Purchase Agreement. In furtherance of the foregoing, the undersigned hereby agrees as follows:

1. No Impairment. The Lenders may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, or enter into any other agreement with Debtor or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Lenders and Debtor or any such other party or person, or make any election of rights the Lenders may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally (any of the foregoing, an "Insolvency Law") without in any way impairing or affecting this Guaranty. This instrument shall be effective regardless of the subsequent incorporation, merger or consolidation of Debtor, or any change in the composition, nature, personnel or location of Debtor and shall extend to any successor entity to Debtor, including a debtor in possession or the like under any Insolvency Law.

2. Guaranty Absolute. Each of the undersigned jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of the Documents and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Debtor with respect thereto. Guarantors hereby knowingly accept the full range of risk encompassed within a contract of "continuing guaranty" which risk includes the possibility that Debtor will contract additional indebtedness for which Guarantors may be liable hereunder after Debtor's financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not Debtor has properly authorized incurring such additional indebtedness. The undersigned acknowledge that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to Debtor, have been made by the Lenders to induce the undersigned to enter into this Guaranty and (ii) any extension of credit to Debtor shall be governed solely by the provisions of the Documents. The liability of each of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Documents or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of any Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to the Lenders or their assignees or any acceptance thereof or any release of any security by the Lenders or their assignees,
      (d) any limitation on any party's liability or obligation under the Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Debtor, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to the Lenders shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable.

3.    Waivers.

(a) This Guaranty is a guaranty of payment and not of collection. The Lenders shall be under no obligation to institute suit, exercise rights or remedies or take any other action against Debtor or any other person liable with respect to any of the Obligations or resort to any collateral security held by them to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and each Guarantor hereby waives any and all rights which it may have by statute or otherwise which would require the Lenders to do any of the foregoing. Each Guarantor further consents and agrees that the Lenders shall be under no obligation to marshal any assets in favor of Guarantors, or against or in payment of any or all of the Obligations. The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and among the Lenders, Debtor and/or the undersigned with respect to the undersigned's obligations under this Guaranty, or which Debtor may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

(b) Each of the undersigned further waives (i) notice of the acceptance of this Guaranty, of the making of any such loans or extensions of credit, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in Debtor's financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

(c) Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by the Lenders, the undersigned shall not be entitled to be subrogated to any of the rights of the Lenders against Debtor or against any collateral or guarantee or right of offset held by the Lenders for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from Debtor in respect of payments made by the undersigned hereunder, until all amounts owing to the Lenders by Debtor on account of the Obligations are paid in full and the Lenders' obligation to extend credit pursuant to the Documents has been terminated. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and the Lenders' obligation to extend credit pursuant to the Documents shall not have been terminated, such amount shall be held by the undersigned in trust for the Lenders, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to the Lenders in the exact form received by the undersigned (duly endorsed by the undersigned to the Lenders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lenders may determine, subject to the provisions of the Documents. Any and all present and future debts and obligations of Debtor to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all present and future debts and Obligations of Debtor to the Lenders.

(d)   Notwithstanding anything contained herein, nothing shall require Corgenix
      (UK) Limited to:

(i) remove, or give to the Lenders any priority over the fixed and floating charge in favor of National Westminster Bank Plc, provided such charge will be fully discharged within 60 days of the date hereof;

(ii) comply with any of the provisions of the Documents to the extent that compliance with the Documents would breach any of the laws of England and Wales.

4. Security. All sums at any time to the credit of the undersigned and any property of the undersigned in the Lenders' possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Lenders (each such entity, an "Affiliate") shall be deemed held by the Lenders or such Affiliate, as the case may be, as security for any and all of the undersigned's obligations to the Lenders and to any Affiliate of the Lenders, no matter how or when arising and whether under this or any other instrument, agreement or otherwise.

5. Representations and Warranties. Each of the undersigned respectively, hereby jointly and severally represents and warrants (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Documents have been irrevocably terminated), that:

(a) Corporate Status. It is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization indicated on the signature page hereof and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

(b) Authority and Execution. It has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate, partnership or limited liability company, as the case may be, action to authorize the execution, delivery and performance of this Guaranty.

(c) Legal, Valid and Binding Character. This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d) Violations. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to it or any contract, agreement or instrument to which it is a party or by which it or any of its property is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than to the Lenders on any of its property or assets pursuant to the provisions of any of the foregoing, which, in any of the foregoing cases, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e) Consents or Approvals. No consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty by it, except to the extent that the failure to obtain any of the foregoing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f) Litigation. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best of its knowledge, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting it, or any of its property or assets, which, in each of the foregoing cases, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(g) Financial Benefit. It has derived or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Documents or other Obligation incurred by Debtor to the Lenders.

6.    Acceleration.

(a) If any breach of any covenant or condition or other event of default shall occur and be continuing under any agreement made by Debtor or any of the undersigned to the Lenders, or either Debtor or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in or under any insolvency law shall be filed or commenced by, or in respect of, any of the undersigned, or if a notice of any lien, levy, or assessment is filed of record with respect to any assets of any of the undersigned by the United States of America or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the undersigned in
      the  Lenders'  possession,   or   otherwise,   any  and  all
      Obligations shall for purposes hereof, at the Lenders' option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by Debtor.

(b) Each of the undersigned will promptly notify the Lenders of any default by such undersigned in its respective performance or observance of any term or condition of any agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity and, if such an event occurs, the Lenders shall have the right to accelerate such undersigned's obligations hereunder.

7. Payments from Guarantors. The Lenders, in their sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other Guarantors, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

8. Costs. The undersigned shall pay on demand, all costs, fees and expenses (including reasonable expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of the Lenders hereunder or under any of the Obligations.

9. No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and each of the undersigneds successors and assigns, until all of the Obligations have been paid in full and the Lenders' obligation to extend credit pursuant to the Documents has been irrevocably terminated. If any of the present or future Obligations are guarantied by persons, partnerships or corporations in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of any undersigned under this Guaranty.

10. Recapture. Anything in this Guaranty to the contrary notwithstanding, if the Lenders receive any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by the Lenders, the undersigned's obligations to the Lenders shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to the Lenders, which payment shall be due on demand.

11. Books and Records. The books and records of the Lenders showing the account between the Lenders and Debtor shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

12. No Waiver. No failure on the part of the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power. Each and every right, remedy and power hereby granted to the Lenders or allowed them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lenders at any time and from time to time.

13. Waiver of Jury Trial. EACH OF THE UNDERSIGNED DOES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR WITH RESPECT TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING OR INCIDENTAL HERETO. THE UNDERSIGNED DOES HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

14. Governing Law; Jurisdiction; Amendments. THIS INSTRUMENT CANNOT BE CHANGED OR TERMINATED ORALLY AND SHALL BE GOVERNED, CONSTRUED AND INTERPRETED AS TO VALIDITY, ENFORCEMENT AND IN ALL OTHER RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT HAVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE UNDERSIGNED EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION HEREWITH. ANY JUDICIAL PROCEEDING BY THE UNDERSIGNED AGAINST THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED HEREWITH SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE UNDERSIGNED FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. EACH OF THE UNDERSIGNED WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

15. Severability. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by each of the undersigned directly affected by such amendment and/or waiver and the Lenders.

17. Notice. All notices, requests and demands to or upon the undersigned, shall be in writing and shall be deemed to have been duly given or made
      (a) when delivered, if by hand, (b) three (3) days after being sent, postage prepaid, if by registered or certified mail, (c) when confirmed electronically, if by facsimile, or (d) when delivered, if by a recognized overnight delivery service in each event, to the numbers and/or address set forth beneath the signature of the undersigned.

18. Successors. The Lenders may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty. Without limiting the generality of the foregoing, the Lenders may assign, or grant participations, to one or more banks, financial institutions or other entities all or any part of any of the Obligations. In each such event, the Lenders, their Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. The Lenders shall have an unimpaired right to enforce this Guaranty for their benefit with respect to that portion of the Obligations which the Lenders have not disposed of, sold, assigned, or otherwise transferred.

19. Becoming a Guarantor. It is understood and agreed that any person or entity that desires to become a Guarantor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of any Document, shall become a Guarantor hereunder by
      (x) executing a Joinder Agreement in form and substance satisfactory to the Lenders, (y) delivering supplements to such exhibits and annexes to such Documents as the Lenders shall reasonably request and (z) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Lenders and with all documents and actions required above to be taken to the reasonable satisfaction of the Lenders.

20. Release. Nothing except cash payment in full of the Obligations shall release any of the undersigned from liability under this Guaranty.

21. Limitation of Obligations under this Guaranty. Each Guarantor and the Lenders (by their acceptance of the benefits of this Guaranty) hereby confirm that it is their intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and the Lenders (by their acceptance of the benefits of this Guaranty) hereby irrevocably agree that the Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors (including this Guaranty), result in the Obligations of such Guarantor under this Guaranty in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                 [REMAINDER OF THIS PAGE IS BLANK.
               SIGNATURE PAGE IMMEDIATELY FOLLOWS.]

      IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned this ___ day of May, 2005.

                                   CORGENIX, INC., a Delaware
                                   corporation


                                   -----------------------------------
                                   Name:
                                   Title:

                                   Address:
                                   Telephone:
                                   Facsimile:


                                   CORGENIX (UK) LTD., a corporation
                                   organized under the Companies Act
                                   1985 of England and Wales


                                   -----------------------------------
                                   Name:
                                   Title:

                                   Address:
                                   Telephone:
                                   Facsimile:


                                   HEALTH-OUTFITTERS.COM, INC.,
                                   a Colorado corporation


                                   -----------------------------------
                                   Name:
                                   Title:

                                   Address:
                                   Telephone:
                                   Facsimile:

Exhibit 99.1


                                 PRESS RELEASE




For Immediate Release

CORGENIX ANNOUNCES THE SUCCESSFUL COMPLETION OF PRIVATE PLACEMENT FINANCING REPRESENTING POTENTIAL GROSS PROCEEDS OF UP TO $5.1 MILLION

DENVER, COLORADO - May 23, 2005 /PR Newswire/ -- Corgenix Medical Corporation (OTC-Bulletin Board: CONX) today announced the successful completion of private placement financing by selected institutional and accredited investors representing potential gross proceeds to the Company of up to $5,135,000.

The private placement consists of $3,420,000 in aggregate principal amount of Senior Convertible Term Notes due 2008, of which $2,420,000 was funded at closing with $250,000 of that amount held in a restricted cash account; $215,000 in common stock subscriptions funded at closing; and the potential for up to $1,500,000 in subsequent funding through additional investment rights exercisable for up to 270 days following the closing of the transaction. Warrants to acquire approximately 7,700,000 shares were also provided to the participating investors. With this funding, the Company has refinanced approximately $970,000 of existing debt and plans to use the balance of the net proceeds, after transaction fees and expenses, for key strategic initiatives, working capital and other general corporate purposes.

Ascendiant Securities LLC, an investment banking firm based in Irvine, California and Burnham Securities Inc. of New York served as placement agents.

In commenting about the financing, William H. Critchfield, Corgenix's Senior Vice President and Chief Financial Officer, said "We are extremely pleased that we were successful in obtaining the interest and commitment of two highly regarded funds to lead the investment, both of which have been very active in health care industry investments. We expect that Corgenix will gain significant credibility by having these funds as investors and business partners, both currently and going forward. With the new financial resources available, the Company is actively working to accelerate several new product introductions, and evaluating and pursuing opportunities to grow our business in new markets and through selected strategic acquisitions."

Additional information regarding the private placement will be provided in a Form 8-K filing to be made with the Securities and Exchange Commission.

About Corgenix Medical Corporation

-------------------------------------------------------------------------------
Corgenix is a leader in the development and manufacturing of anti- Phospholipid test kits, being the first on the market with an FDA cleared assay for anti-Cardiolipin (aCL). The Company is based in metropolitan Denver and is focused on the development of specialized diagnostic kits for immunology disorders, vascular diseases and bone and joint disorders. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. More information is available at www.corgenixonline.com.


 This announcement contains forward-looking statements. Such forward-looking statements may relate to future events or the Company's future performance, including: financial performance and projections; growth in revenue and earnings; and business prospects and opportunities. Interested parties can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes", "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, interested parties should consider various factors, including "Risk Factors" as described in the Company's periodic filings with the Securities and Exchange Commission. The statements in this press release are made as of today, based upon information currently known to management, and the company does not undertake any obligation to publicly update or revise any forward-looking statements.

Complete copies of the Corgenix Medical Corporation Forms 10-KSB and 10-QSB are available at www.sec.gov. Copies and additional information can be obtained by contacting William Critchfield, Senior Vice President and Chief Financial
Officer: phone (303) 453-8903, or e-mail at wcritchfield@corgenix.com.